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                                                                     EXHIBIT 2.1





                           PURCHASE AND SALE AGREEMENT

                                   dated as of

                                February 1, 2000

                                  by and among

                               ORTHALLIANCE, INC.,

                          ORTHALLIANCE NEW IMAGE, INC.

                                       and

                        NEW IMAGE ORTHODONTIC GROUP, INC.



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                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE 1 PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES......................................12
         SECTION 1.1.   Transferred Assets......................................................12
         SECTION 1.2.   Excluded Assets.........................................................14
         SECTION 1.3.   Assumed Liabilities.....................................................15
         SECTION 1.4.   Excluded Liabilities....................................................15
         SECTION 1.5.   Purchase Price..........................................................16
         SECTION 1.6.   Tax Allocation..........................................................17

ARTICLE 2 CLOSING...............................................................................17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NEW IMAGE...........................................17
         SECTION 3.1.   Corporate Existence and Power...........................................18
         SECTION 3.2.   Corporate Authorization.................................................18
         SECTION 3.3.   Governmental Authorization..............................................18
         SECTION 3.4.   Non-Contravention.......................................................18
         SECTION 3.5.   Voting Agreement Parties................................................19
         SECTION 3.6.   Subsidiaries............................................................19
         SECTION 3.7.   Financial Statements....................................................19
         SECTION 3.8.   Absence of Certain Changes..............................................20
         SECTION 3.9.   Litigation..............................................................22
         SECTION 3.10.  Compliance with Laws....................................................22
         SECTION 3.11.  Licenses................................................................22
         SECTION 3.12.  Taxes...................................................................23
         SECTION 3.13.  Contracts...............................................................23
         SECTION 3.14.  Allied Practices........................................................26
         SECTION 3.15.  Employee Benefit Plans..................................................26
         SECTION 3.16.  Employees...............................................................29
         SECTION 3.17.  Insurance...............................................................29
         SECTION 3.18.  Year 2000...............................................................30
         SECTION 3.19.  Related Party Transactions..............................................30
         SECTION 3.20.  Environmental Matters...................................................31
         SECTION 3.21.  Properties..............................................................32
         SECTION 3.22.  Condition and Sufficiency of Assets.....................................33
         SECTION 3.23.  Intellectual Property Assets............................................33
         SECTION 3.24.  Finders' or Advisers' Fees..............................................33
         SECTION 3.25.  State Takeover Statutes.................................................34
         SECTION 3.26.  Securities Representations..............................................34

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT....................................34
         SECTION 4.1.   Corporate Existence and Power...........................................34
         SECTION 4.2.   Corporate Authorization.................................................34
         SECTION 4.3.   Governmental Authorization..............................................35
         SECTION 4.4.   Non-Contravention.......................................................35
         SECTION 4.5.   Commission Filings and Financial Statements.............................36
         SECTION 4.6.   Validity of Notes.......................................................36
         SECTION 4.7.   Disclosure Documents....................................................37
         SECTION 4.8.   Absence of Certain Changes..............................................37
         SECTION 4.9.   Litigation..............................................................37
         SECTION 4.10.  Compliance with Laws....................................................37
         SECTION 4.11.  Finders' or Advisers' Fees..............................................37

ARTICLE 5 COVENANTS OF NEW IMAGE................................................................38

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
         SECTION 5.1.   Conduct of New Image....................................................38
         SECTION 5.2.   New Image Stockholder Meeting; Proxy Material...........................38
         SECTION 5.3.   Imagix..................................................................39
         SECTION 5.4.   Insurance...............................................................39
         SECTION 5.5.   Purchase Agreement Rights...............................................39
         SECTION 5.6    Updated Financial Statements............................................39
         SECTION 5.7    Releases................................................................40
         SECTION 5.8    Cafeteria Plans.........................................................40

ARTICLE 6 COVENANTS OF BUYER AND PARENT.........................................................40
         SECTION 6.1.   Conduct of Buyer and Parent.............................................40
         SECTION 6.2.   [Reserved]..............................................................41
         SECTION 6.3.   Stock Options and Employee Benefits.....................................41
         SECTION 6.4.   Preparation of Information Statement....................................43
         SECTION 6.5.   Registration of Shares Subject to Stock Options.........................43
         SECTION 6.6.   Nomination of Board Member..............................................44
         SECTION 6.7.   Senior Note Amendments..................................................44

ARTICLE 7 COVENANTS OF BUYER, PARENT AND NEW IMAGE..............................................44
         SECTION 7.1.   Reasonable Best Efforts.................................................44
         SECTION 7.2.   Certain Filings.........................................................45
         SECTION 7.3.   Access to Information...................................................46
         SECTION 7.4.   Public Announcements....................................................46
         SECTION 7.5.   Further Assurances......................................................46
         SECTION 7.6.   Notices of Certain Events...............................................47
         SECTION 7.7.   No Solicitation.........................................................47
         SECTION 7.8.   Takeover Statutes.......................................................48
         SECTION 7.9.   Insurance...............................................................48
         SECTION 7.10.  Post-Closing Cooperation................................................49
         SECTION 7.11.  Non-Solicitation........................................................49

ARTICLE 8 CONDITIONS TO THE TRANSACTION.........................................................49
         SECTION 8.1.   Conditions to the Obligations of the Parties............................49
         SECTION 8.2.   Conditions to the Obligations of Buyer and Parent.......................50
         SECTION 8.3.   Conditions to the Obligations of New Image..............................51

ARTICLE 9 TERMINATION...........................................................................53
         SECTION 9.1.   Termination.............................................................53
         SECTION 9.2.   Effect of Termination...................................................54
         SECTION 9.3.   Termination Fee.........................................................54

ARTICLE 10 INDEMNIFICATION......................................................................54
         SECTION 10.1.  Survival................................................................54
         SECTION 10.2.  Indemnification by New Image............................................55
         SECTION 10.3.  Indemnification by Buyer................................................55
         SECTION 10.4.  Limitations on Amount...................................................56
         SECTION 10.5.  Time Limitations........................................................56
         SECTION 10.6   Deduction for Amounts Recoverable from Other Sources....................56
         SECTION 10.7.  Mandatory Set-Off.......................................................57
         SECTION 10.8.  Indemnification Procedures - Third Party Claims.........................58
         SECTION 10.9.  Indemnification Procedures - Other Claims...............................59
         SECTION 10.10. Investor Representative.................................................59

ARTICLE 11 DEFINED TERMS........................................................................60

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
ARTICLE 12 MISCELLANEOUS........................................................................65
         SECTION 12.1.  Notices.................................................................65
         SECTION 12.2.  Amendments; No Waivers..................................................66
         SECTION 12.3.  Expenses................................................................66
         SECTION 12.4.  Successors and Assigns..................................................67
         SECTION 12.5.  Governing Law...........................................................67
         SECTION 12.6.  Jurisdiction............................................................67
         SECTION 12.7.  Waiver of Jury Trial....................................................68
         SECTION 12.8.  Counterparts; Effectiveness.............................................68
         SECTION 12.9.  Entire Agreement........................................................68
         SECTION 12.10. Captions; References....................................................68
         SECTION 12.11. Severability............................................................68


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                                    EXHIBITS


                                List of Exhibits

Exhibit A         --     Voting Agreement
Exhibit B         --     Transition Agreement and Release
Exhibit C         --     Employee Release
Exhibit D         --     Bill of Sale, Assignment and Assumption Agreement
Exhibit E-1       --     Form of Lease Assignment
Exhibit E-2       --     Form of Doctor Consent
Exhibit F         --     Indemnification Agreement
Exhibit G         --     Buyer Guaranty
Exhibit H-1       --     Investor Release
Exhibit H-2       --     Directors and Officers Release
Exhibit H-3       --     Doctor Release
Exhibit I         --     One Year Notes
Exhibit J         --     Parent Guaranty
Exhibit K         --     Series A Five Year Notes
Exhibit L         --     Series B Five Year Notes
Exhibit M         --     Three Year Notes
Exhibit N         --     Securities Representation Letter
Exhibit O         --     Proposed Plan of Dissolution and Amendments to Articles
                         of Incorporation


                                List of Schedules

Schedule 1.2(f)            Miscellaneous Excluded Assets
Schedule 1.3(e)            Miscellaneous Assumed Liabilities
Schedule 1.4(c)            Miscellaneous Excluded Liabilities
Schedule 6.3(a)            Allied Orthodontist Stock Options
Schedule 6.3(f)            Transition Bonuses and Severance Payments
Schedules 6.7(i), (ii)     Senior Note Amendments
Schedule 7.1(a)            Miscellaneous Required Actions



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                              INDEX TO DEFINITIONS


                                                                                                  Section
                                                                                                 ---------
Acquisition Proposal................................................................................7.7(c)
Agreement.........................................................................................Preamble
Allied Orthodontists..................................................................................3.14
Allied Practices......................................................................................3.14
Applicable Contract.............................................................................Article 11
Assumed Liabilities....................................................................................1.3
Business..........................................................................................Recitals
Buyer.............................................................................................Preamble
Buyer Disclosure Schedules...........................................................Preamble of Article 4
Buyer Indemnified Persons.............................................................................10.2
Cafeteria Plan......................................................................................1.2(b)
Cafeteria Plan Account..............................................................................1.2(b)
Cash Amount.........................................................................................1.5(a)
Closing..........................................................................................Article 2
Closing Date.....................................................................................Article 2
Code............................................................................................Article 11
Commission..........................................................................................4.5(a)
Components............................................................................................3.18
Confidentiality Agreement..............................................................................7.3
Contract........................................................................................Article 11
Current New Image Balance Sheet.....................................................................3.7(a)
Damages...............................................................................................10.2
Directors and Officers Release..................................................................Article 11
Doctor Consent......................................................................................7.1(d)
Effective Time...................................................................................Article 2
Employee Plan.......................................................................................1.2(b)
Employee Release....................................................................................6.3(h)
Encumbrance.....................................................................................Article 11
End Date.....................................................................................9.1(a)(ii)(A)
Environment.....................................................................................Article 11
Environmental, Health, and Safety Liabilities...................................................Article 11
Environmental Law...............................................................................Article 11
ERISA..............................................................................................3.15(a)
ERISA Affiliate.................................................................................Article 11
ERISA Plan.........................................................................................3.15(a)
Exchange Act...........................................................................................4.3
Excluded Assets........................................................................................1.2
Excluded Liabilities...................................................................................1.2
Exhibits.............................................................................................12.10
Facilities......................................................................................Article 11
GAAP................................................................................................3.7(a)
General Cap........................................................................................10.4(a)
Governmental Authority..........................................................................Article 11
GS Investors....................................................................................Article 11
GS Liabilities.................................................................................1.4(b)(vii)
Hazardous Activity..............................................................................Article 11
Hazardous Materials.............................................................................Article 11
Hired Employees.....................................................................................6.3(b)
Imagix.................................................................................................3.6
Imagix Business................................................................................Section 5.3
Imagix Premises................................................................................Section 5.3
Income Taxes....................................................................................Article 11
Information Statement..................................................................................4.7


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
Intellectual Property Assets....................................................................Article 11
Investor Release................................................................................Article 11
Investor Representative..............................................................................10.10
IRS.............................................................................................Article 11
Knowledge.......................................................................................Article 11
Legal Requirement...............................................................................Article 11
Licenses........................................................................................Article 11
Material Adverse Effect.........................................................................Article 11
Material Adverse Effect on Parent...............................................................Article 11
Monthly Financial Statements........................................................................3.7(a)
New Image.........................................................................................Preamble
New Image Disclosure Schedules.......................................................Preamble of Article 3
New Image Financial Statements......................................................................3.7(a)
New Image Indemnified Persons.........................................................................10.3
New Image Stockholder Approval......................................................................5.2(a)
New Image Stockholder Meeting.......................................................................5.2(a)
New Notes.......................................................................................Article 11
Occupational Safety and Health Law..............................................................Article 11
One Year Notes..................................................................................Article 11
Parent............................................................................................Preamble
Parent Commission Documents.........................................................................4.5(a)
Parent Common Stock.................................................................................6.3(a)
Parent Financial Statements.........................................................................4.5(b)
Parent Guaranty.................................................................................Article 11
PBGC............................................................................................Article 11
Permitted Encumbrances..........................................................................Article 11
Person..........................................................................................Article 11
Practice Business Expenses......................................................................Article 11
Practice Management Agreements..................................................................3.13(a)(i)
Proceeding......................................................................................Article 11
Purchase Price.........................................................................................1.5
Records...............................................................................................7.10
Release.........................................................................................Article 11
Replacement Note....................................................................................7.1(d)
Schedules............................................................................................12.10
Sections.............................................................................................12.10
Securities Act.........................................................................................3.3
Securities Representation Letter.......................................................................5.7
Series A Five Year Notes........................................................................Article 11
Series B Five Year Notes........................................................................Article 11
Severance Payment...................................................................................6.3(f)
Specified Employee Plan............................................................................3.15(a)
Subsidiary......................................................................................Article 11
Substantial Detriment...............................................................................7.1(b)
Tax.............................................................................................Article 11
Tax Consideration......................................................................................1.6
Tax Return......................................................................................Article 11
Termination Fee.....................................................................................9.3(c)
Threat of Release...............................................................................Article 11
Three Year Notes................................................................................Article 11
Threshold Amount...................................................................................10.4(a)
Transaction.......................................................................................Recitals
Transaction Costs..................................................................................12.3(a)
Transferred Assets.....................................................................................1.1
Transition Agreement and Release....................................................................6.3(f)
Transition Bonus....................................................................................6.3(f)
Voting Agreements.................................................................................Recitals
Year 2000 Capabilities................................................................................3.18


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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of February 1, 2000, is by and among ORTHALLIANCE, INC., a Delaware corporation ("Parent"), ORTHALLIANCE NEW IMAGE, INC., a Delaware corporation ("Buyer"), and NEW IMAGE ORTHODONTIC GROUP, INC., a Georgia corporation ("New Image").

                                    RECITALS

     WHEREAS, New Image engages in the business of providing management and consulting services to Allied Practices (as defined) which provide through Allied Orthodontists (as defined) orthodontic services to the public (the "Business");

     WHEREAS, Buyer desires to purchase from New Image, and New Image desires to sell to Buyer, the Business, including substantially all assets of New Image associated therewith (the "Transaction");

     WHEREAS, the Boards of Directors of each of Buyer, Parent and New Image have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the Transaction on the terms and conditions set forth herein; and

     WHEREAS, as a condition and inducement to Buyer's willingness to enter into this Agreement, each GS Investor, each officer and director of New Image and each holder of five percent (5%) or more of any class or series of New Image Securities is entering into a voting agreement in favor of Buyer concurrently with this Agreement in the form attached hereto as Exhibit A (the "Voting Agreements") and each GS Investor is entering into an Indemnification Agreement in favor of Buyer and Parent concurrently with this Agreement.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 1.1. Transferred Assets.

     Subject to the terms and conditions set forth in this Agreement, at the Closing the Buyer shall purchase, and the New Image shall sell, convey, assign, transfer and deliver to Buyer, all of New Image's assets, including without limitation all right, title and interest of New Image in and to the assets used in connection with the Business by New Image and the Allied Practices, but excluding the Excluded Assets (together, the "Transferred Assets"). Without limiting the generality of the foregoing, the Transferred Assets shall include all of New Image's right, title, and interest in and to the following:


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     (a) Real property owned in fee and leasehold estates and the related lease and sublease agreements, whether as owner, lessee or sublessee, in each case which property is used in the conduct of the Business by New Image and the Allied Practices, together with all other buildings, fixtures and improvements thereon, and all rights, privileges, permits and easements appurtenant thereto;

     (b) Practice Management Agreements with the Allied Practices, all Contracts by which New Image acquired the Allied Practices, all Contracts entered into in connection with the acquisition of the Allied Practices and the execution of Practice Management Agreements, all Contracts relating to an Allied Practice to which New Image is a party or in which New Image is named as a third party beneficiary, and all other Contracts relating to the conduct of the Business by New Image and the Allied Practices;

     (c) Instruments, equipment, machinery, furniture, fixtures and fittings, tools and other similar items of tangible personal property used in the conduct of the Business by New Image and the Allied Practices;

     (d) Inventories of orthodontic and other supplies, janitorial and office supplies, maintenance and shop supplies, and other similar items of tangible personal property that are used by New Image and the Allied Practices in the conduct of the Business, provided that this Agreement shall not constitute an agreement to transfer any drugs or other controlled substances which may not legally be transferred to Buyer;

     (e) Books and records used in the conduct of the Business, including without limitation, all credit records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, files, papers, books and all other public and confidential business records, whether such records are in hard copy form or are electronically or magnetically stored, or whether such records are located at a Facility;

     (f) Licenses in favor of New Image or the Allied Practices that are used in or necessary for the conduct of the Business, provided that the Licenses shall not include any Licenses which by their terms may not lawfully be transferred to Buyer;

     (g) The right to receive mail and other communications addressed to New Image or the Allied Practices insofar as such mail or other communication relates to the operation of the Business after the Closing or the Transferred Assets or Assumed Liabilities hereunder;

     (h) Intellectual Property Assets used in the conduct of the Business by New Image and the Allied Practices, including without limitation the name "New Image Orthodontic Group" and all variations thereof;

     (i) Warranties which New Image has received from third parties with respect to the Transferred Assets, including, but not limited to, such warranties as are set forth in any lease agreement, equipment purchase agreement, consulting agreement or agreement for architectural and engineering services, all claims, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights, and the like made by New Image on its behalf or on behalf of an Allied Practice in the conduct of the Business;




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     (j) All assets constituting working capital, whether cash, cash equivalents, securities, advance payments, prepayments, prepaid expenses, deposits or other current assets (other than cash held in the Cafeteria Plan Account as provided in Section 1.2(b));

     (k) All accounts receivable recorded by New Image, whether for its account or the accounts of the Allied Practices, from Allied Practices, or patients or other third parties (whether or not billed), arising from or in connection with the conduct of the Business by New Image and the Allied Practices;

     (l) All telephone numbers used in connection with the Business, including all extensions thereto; and

     (m) The goodwill of the Business.

SECTION 1.2. Excluded Assets.

     The following assets of New Image (the "Excluded Assets") are not included in the Transferred Assets:

     (a) The limited liability company interests of Imagix and any Applicable Contract exclusively relating to Imagix and its assets and liabilities, including any guaranty by New Image of Imagix liabilities or obligations;

     (b) Any (i) pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement (including any cash held in the New Image Flexible Spending Account #3256547094 at Bank of America in Atlanta, Georgia, to the extent such cash is derived solely from amounts properly withheld from applicable employees' compensation in accordance with the New Image Orthodontic Group Cafeteria Plan (the "Cafeteria Plan") and such employees' salary reduction agreements (the "Cafeteria Plan Account")), (iii) written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of ERISA, which is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to or required to be contributed to by New Image or any of its Subsidiaries, Allied Practices or any ERISA Affiliate of any of such entities, or with respect to which New Image, or any of its Subsidiaries, Allied Practices or ERISA Affiliates has any liability or responsibility (collectively, the "Employee Plans");

     (c) Any employment, consulting or similar agreement, including without limitation the Consulting and Engagement Agreement between Stephen G. Tracey, D.D.S., M.S., and New Image, and any collective bargaining agreements and other Applicable Contracts to or with any labor union or other employee representative of a group of employees;




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     (d) The three promissory notes payable by George Barkett to New Image with the original aggregate principal amount of $110,000;

     (e) Any goodwill attributable solely to any of the Excluded Assets; and

     (f) Those miscellaneous and sundry assets specifically listed on Schedule 1.2(f).

SECTION 1.3. Assumed Liabilities.

     Subject to the terms and conditions set forth in this Agreement, at the Closing Buyer shall assume and agree to pay or perform only the following liabilities and obligations of New Image (the "Assumed Liabilities"):

     (a) Liabilities of New Image in amounts that are reflected or fully reserved for on the Current New Image Balance Sheet;

     (b) Liabilities and obligations of New Image that are disclosed on the New Image Disclosure Schedules as of the date of this Agreement;

     (c) Liabilities of New Image which are either (i) properly classified as Practice Business Expenses or (ii) incurred since the date of the Current New Image Balance Sheet in the ordinary course of business in compliance with
Section 5.1;

     (d) Any Transaction Costs to be paid by Buyer as provided under Section 12.3; and

     (e) Those miscellaneous and sundry liabilities specifically listed on
Schedule 1.3(e);

provided, however, that the Assumed Liabilities shall not in any event include any Excluded Liabilities.

SECTION 1.4. Excluded Liabilities.

     Buyer shall not assume or be deemed to have assumed and shall not be responsible for any of the following (the "Excluded Liabilities"):

     (a) Liabilities and obligations of New Image, direct or indirect, known or unknown, choate or inchoate, absolute or contingent, which are not included within the Assumed Liabilities;

     (b) Any of the following liabilities or obligations, regardless of whether such liabilities or obligations would, by their terms, otherwise be included in the Assumed Liabilities:

          (i) any liability or obligation of New Image with respect to any Excluded Asset;

          (ii) any liability or obligation of New Image with respect to Income Taxes, it being understood that Buyer shall not be deemed to be New Image's transferee with respect to any such Income Tax liability or obligation;


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          (iii) any liability or obligation of New Image arising from the breach by New Image on or prior to the Closing Date of any term, covenant, or provision of any Contract or License, whether or not included in the Transferred Assets;

          (iv) any liability or obligation of New Image arising from any violation or alleged violation of any Legal Requirement;

          (v) any liability or obligation of New Image incurred in connection with its obtaining any consent, authorization or approval necessary for it to sell, convey, assign, transfer or deliver any Transferred Asset to Buyer hereunder or to otherwise consummate the Transaction;

          (vi) any liability or obligation of New Image for Transaction Costs to be paid by New Image under Section 12.3;

          (vii) any liability or obligation of New Image pursuant to its Class A Subordinated Zero Coupon Notes or pursuant to any other liability to the GS Investors, including without limitation any liability for advances made to New Image in order to permit it to pay its obligations as they become due in the ordinary course of business (together, the "GS Liabilities");

          (viii) any liability or obligation of New Image with respect to its capital stock, including its Common Stock, Series A Preferred Stock and Series B Preferred Stock, whether on account of Dissenting Shares, for redemption of such stock, payment of accrued but unpaid dividends on such stock, or pursuant to any other terms of such stock; and

          (ix) any liability or obligation of New Image under any Doctor Note for which a Replacement Note is issued by Buyer on the Closing Date pursuant to the terms specified in Section 7.1(d); and

     (c) Those miscellaneous and sundry liabilities specifically listed on
Schedule 1.4(c).

SECTION 1.5. Purchase Price.

     The purchase price (the "Purchase Price") in the aggregate for all the Transferred Assets shall consist of the following:

     (a) $5,500,000 in cash (the "Cash Amount");

     (b) A One Year Note issued by Parent with a principal amount equal to $1,500,000 and a Buyer Guaranty of such One Year Note;

     (c) A Three Year Note issued by Parent with a principal amount equal to $4,750,000 and a Buyer Guaranty of such Three Year Note;

     (d) A Series A Five Year Note issued by the Parent with a principal amount equal to $2,124,444.63 and a Buyer Guaranty of such Series A Five Year Note, provided that the principal amount of the Series A Five Year Note shall be increased at the Closing Date by an amount equal to the Note Repayment Amount and decreased at the Closing Date by an amount equal to any accrued


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but unpaid interest and penalty amounts due on the Doctor Notes on or prior to the Closing Date;

     (e) A Series B Five Year Note issued by Buyer with a principal amount equal to $4,265,562.89 and a Parent Guaranty of such Series B Five Year Note; and

     (f) If required pursuant to Section 7.1(d), one or more Replacement Notes, in the principal amounts and on the terms specified in Section 7.1(d).

SECTION 1.6. Tax Allocation.

     The Purchase Price plus the Assumed Liabilities constitute, for federal income tax purposes, the total consideration paid by Purchaser for the Transferred Assets (the "Tax Consideration"). Within sixty (60) days following the Closing Date, Buyer shall furnish New Image an allocation of the Tax Consideration among the Transferred Assets, which allocation shall be in compliance with Section 1060 of the Code and consistent with Buyer's book allocation of the Tax Consideration on its books. Buyer's allocation shall be subject to approval by New Image, which approval shall not be unreasonably withheld. New Image shall notify Buyer in writing of its approval or disapproval of Buyer's allocation within fifteen (15) days after delivery of Buyer's allocation to New Image. The parties shall work together in good faith to resolve any disputes regarding the tax allocations as soon as reasonably possible. Buyer and New Image agree to use the allocations prepared by Buyer and approved by New Image in all Tax Returns and statements filed with taxing authorities. Buyer and New Image agree to file timely the applicable Forms 8594 with their respective federal income Tax Returns for the taxable year in which the Closing Date occurs.

                                    ARTICLE 2
                                     CLOSING

     The closing of the Transaction (the "Closing") shall take place (i) at the offices of Buyer specified in Section 12.1, as soon as practicable, but in any event within three business days, after the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the parties hereto may agree in writing (the "Closing Date"). For all purposes of this Agreement, the Closing shall be effective as of 12:01 a.m., Los Angeles time, on the date immediately following the Closing Date (the "Effective Time"). The parties shall each use all reasonable efforts to effectuate the Transaction on or before February 18, 2000, or, if the date by which the parties obtain all consents and approvals and take all actions listed on Schedules 3.4, 4.4 and 7.1(a) occurs before February 18, 2000, promptly following such earlier date.


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF NEW IMAGE

     New Image represents and warrants to Buyer and Parent that, except as set forth in the corresponding sections or subsections of the disclosure



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

schedules delivered by New Image to Buyer (the "New Image Disclosure Schedules") simultaneously with the execution of this Agreement:

SECTION 3.1. Corporate Existence and Power.

     New Image is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. New Image has all corporate powers and authority required to carry on its business as now conducted, to own or use the properties and assets that it purports to own or use, and to perform all obligations under Applicable Contracts.

SECTION 3.2. Corporate Authorization.

     (a) The execution, delivery and performance by New Image of this Agreement and the consummation by New Image of the transactions contemplated hereby are within New Image's corporate powers and have been duly authorized by all necessary corporate action except for the New Image Stockholder Approval (as defined in Section 5.2(a)). Assuming due authorization, execution and delivery of this Agreement by Buyer and Parent, this Agreement constitutes a valid and binding agreement of New Image enforceable against New Image in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law).

     (b) New Image's Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of New Image's stockholders and declared the advisability of the Transaction, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend this Agreement and the Transaction to New Image's stockholders.

SECTION 3.3. Governmental Authorization.

     The execution, delivery and performance by New Image of this Agreement and the consummation by New Image of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and any applicable state securities or "blue sky" laws and regulations and (b) other actions or filings which, if not taken or made, would not, individually or in the aggregate, have, or be expected to have, a Material Adverse Effect.

SECTION 3.4. Non-Contravention.

     Except as set forth on Schedule 3.4, the execution, delivery and performance by New Image of this Agreement and the consummation by New Image of the transactions contemplated hereby do not and will not (with or without notice of lapse of time), assuming compliance with the matters referred to in Sections
3.2 and 3.3, (a) contravene or conflict with the articles of incorporation or bylaws of New Image or any Subsidiary of New Image or any resolution adopted by the board of directors or stockholders of New Image or any Subsidiary of New Image, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to New Image, any Subsidiary of New Image or any Allied Practice or to which any of the assets owned or used by New Image, any Subsidiary of New Image or any Allied Practice may be subject, (c) constitute a breach or default under or give rise to a right of modification, termination, cancellation or acceleration of any right or obligation of New Image, any Subsidiary of New Image or any Allied Practice or to a loss of any benefit to which New Image, any such Subsidiary or any Allied Practice is entitled under any provision of any agreement, contract or other instrument binding upon New Image, any Subsidiary of New Image or any Allied Practice or any License held by New Image, any such Subsidiary or any Allied Practice, which agreement, contract, instrument or License is included within the Transferred Assets, or (d) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on any asset owned or used by New Image, any Subsidiary of New Image or any Allied Practice which asset is included within the Transferred Assets. Except for (a) the New Image Stockholder Approval and as set forth in Section 3.3, Schedule 3.3 and Schedule 3.4 and (b) notice to the holders of Series A Preferred Stock and Series B Preferred Stock, neither New Image nor any Subsidiary of New Image is or will be required to give any notice to or obtain any consent or approval from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any the transactions contemplated by this Agreement. Except as set forth in
Schedule 3.4, neither New Image nor any Subsidiary of New Image is a party to any agreement included within the Transferred Assets that would expressly limit the ability of Buyer after the Effective Time to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

SECTION 3.5. Voting Agreement Parties.

     The parties to the Voting Agreements include each GS Investor, Ronald B. Cooper, Edward P. Stahel III, Gerald L. Baxter, R. Mark Cronquist, and each holder of New Image Series B Preferred Stock. The New Image Securities subject to the Voting Agreements are sufficient to obtain the New Image Stockholder Approval from each class or series of New Image Securities entitled to vote at the New Image Stockholders Meeting.

SECTION 3.6. Subsidiaries.

     The only Subsidiary of New Image is Imagix Dental LLC, a Georgia limited liability company ("Imagix"). New Image has not had any other Subsidiaries. New Image owns 100% of the ownership interests of Imagix. Except as set forth on
Schedule 3.6, all assets held by Imagix are primarily dedicated to the Imagix Business conducted at the Imagix Premises and New Image is not liable for or obligated under any liabilities or obligations that relate primarily to the Imagix Business conducted at the Imagix Premises.

SECTION 3.7. Financial Statements.

     New Image has delivered to Buyer copies of (i) the audited statements of operations, redeemable preferred stock and stockholders' deficiency and cash flows of New Image for the period from February 27, 1997 (inception) to December 31, 1997 and the fiscal year ended December 31, 1998 and the audited balance sheet of New Image as of those dates, and (ii) the unaudited consolidated statements of operations, redeemable preferred stock and stockholders' deficiency and cash flows of New Image for the nine-month period ended September 30, 1999 and the unaudited consolidated balance sheet of New Image as of that date (together with any quarterly or annual financial statements provided or to be provided to Buyer pursuant to Section 5.6(b), the "New Image Financial Statements"). New Image has also delivered to Buyer copies of its unaudited monthly consolidated financial statements for the one-month periods ended October 31, 1999 and November 30, 1999 (together with any monthly financial statements provided to Buyer pursuant to Section 5.6(a), the "Monthly Financial Statements"). As used in this Agreement, the term "Current New Image Balance Sheet" refers to the balance sheet of New Image dated November 30, 1999 and attached in Schedule 3.7. The New Image Financial Statements present fairly the financial condition and the results of operations, changes in redeemable preferred stock and stockholders' deficiency, and cash flows of New Image as of the respective dates of and for the periods referred to in such New Image Financial Statements, all in accordance with generally accepted accounting principles ("GAAP"), subject, with respect to any interim New Image Financial Statements, to (x) normal recurring year-end adjustments that are not, in the aggregate, material and (y) the omission of footnotes and information required by GAAP for complete financial statements, and reflect the consistent application of GAAP throughout the periods involved. The Monthly Financial Statements heretofore delivered to Buyer were prepared from, and are consistent with, the books and records of New Image.

SECTION 3.8. Absence of Certain Changes.

     Since December 31, 1998, New Image and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, there has not been, except as provided or permitted by this Agreement and the transactions contemplated hereby any change, event or occurrence, or to the Knowledge of New Image, any threat thereof, which individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, and except as reflected in the New Image Financial Statements delivered to Buyer prior to the date hereof there has not been any:

     (a) change in the Articles of Incorporation or Bylaws of New Image other than as set forth in Exhibit O;

     (b) adoption of a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of New Image (other than a merger or consolidation between wholly-owned Subsidiaries of New Image or among New Image, Parent and Buyer or as set forth on Exhibit O);

     (c) issuance, sale, transfer, pledge, disposal of or encumbrance of any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of New Image, other than issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock based awards or options and warrants that are outstanding on the date hereof;

     (d) declaration, setting aside, making or payment of any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of the capital stock of New Image or its Subsidiaries (other than to New Image, in the case of its Subsidiaries);

     (e) redemption, purchase or other acquisition, or proposal to redeem or purchase or otherwise acquire, directly and indirectly, any shares of the capital stock of New Image or any of its other securities (other than payments on Doctor Notes pursuant to the terms of the Doctor Notes);

     (f) capital expenditures or commitments to make capital expenditures in an aggregate amount in excess of $10,000 for New Image and its Subsidiaries taken as a whole (excluding amounts the depreciation of which would be properly classified as Practice Business Expenses);

     (g) adoption of or amendment to any existing plan or arrangement relating to severance, adoption of or amendment to any plan or arrangement with any employee or independent contractor or any Employee Plan, grant of any option or awards pursuant to equity-based plans, or grant of any increases in compensation (except for any such action the cost of which would be properly classified as a Practice Business Expense);

     (h) acquisition or commitment to acquire (by merger, consolidation, purchase, acquisition or otherwise) securities, assets or property from any other Person, except in the ordinary course of business consistent with past practice and in an aggregate amount not in excess of $10,000 (excluding amounts properly classified as Practice Business Expenses);

     (i) sale, transfer, lease, assignment, license or other disposition of any assets or property except in the ordinary course of business consistent with past practice and in an aggregate amount not in excess of $10,000 (excluding amounts properly classified as Practice Business Expenses);

     (j) except for any such change which is not material or which is required by reason of a concurrent change in GAAP, change in any method of accounting or accounting practice used by New Image or its Subsidiaries;

     (k) entry into any Practice Management Agreement or joint venture, partnership or other similar arrangement;

     (l) incurrence, assumption, guaranty or other liability in respect of any indebtedness for money borrowed or permit any Encumbrance to be placed on any assets, tangible or intangible, of New Image or any of its Subsidiaries, except for Permitted Encumbrances or Encumbrances incurred in the ordinary course of business, consistent with past practice;

     (m) (i) capital investment in, (ii) loan, advance or agreement to loan or advance to, or (iii) guarantee of indebtedness for borrowed money of, any Person, except as required by the terms of Applicable Contracts disclosed on
Schedule 3.13(a) at or prior to the date of this Agreement;

     (n) entry into, modification, amendment or grant of any waiver in respect of any Applicable Contract of the type required to be listed on Schedule 3.13(a) except in the ordinary course of business, consistent with past practice;

     (o) new or change in any existing material tax election, settlement of any audit or filing of any amended Tax Returns;

     (p) repayment of any GS Liabilities; or

     (q) agreement or commitment to do any of the foregoing.

SECTION 3.9. Litigation.

     There is no Proceeding pending against or, to the Knowledge of New Image, threatened against or affecting, New Image or any Subsidiary of New Image or its properties or officers or directors. To the Knowledge of New Image, there is no Proceeding pending or threatened against or affecting any Allied Practice or Allied Orthodontist.

SECTION 3.10. Compliance with Laws.

     New Image and its Subsidiaries are and have been in material compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of their business or the ownership or use of any of their assets. To the Knowledge of New Image, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by New Image or any of its Subsidiaries of, or a failure on the part of New Image or any of its Subsidiaries to comply with, any applicable Legal Requirement, or (b) may give rise to any obligation on the part of New Image or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Neither New Image nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of New Image or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

SECTION 3.11. Licenses.

     Schedule 3.11 contains a complete and accurate list of each License that is held by New Image or any of its Subsidiaries or that is required in connection with the business of, or to any of the assets owned or used by, New Image or any of its Subsidiaries. Each License listed or required to be listed in Schedule
3.11 is valid and in full force and effect. Except as set forth in Schedule
3.11:

     (a) New Image, its Subsidiaries and, to the Knowledge of New Image, the Allied Practices, are, and have been, in compliance with all of the terms and requirements of each License required in connection with the business of such Person;

     (b) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any License covered by Section 3.11(a), or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any License covered by Section 3.11(a);

     (c) neither New Image, its Subsidiaries nor, to the Knowledge of New Image, any Allied Practice, has received any notice or other communication from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any required License or any failure to obtain any required License, or (ii) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any License; and

     (d) all applications required to have been filed for the renewal of the Licenses covered by Section 3.11(a) have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Licenses have been duly made on a timely basis with the appropriate Governmental Authorities.

SECTION 3.12. Taxes.

     (a) Except as set forth on Schedule 3.12(a), New Image and its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them. Each such Tax Return was correct and complete in all material respects when filed. New Image and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by New Image or any of its Subsidiaries, except such Taxes, if any, as are listed in Schedule 3.12(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Current New Image Balance Sheet.

     (b) Schedule 3.12(b) contains a complete and accurate list of any audits of all Tax Returns of New Image or any of its Subsidiaries, including a reasonably detailed description of the nature and outcome of each such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.12(b), are being contested in good faith by appropriate Proceedings. Schedule 3.12(b) describes all adjustments to the United States federal income Tax Returns filed by New Image or any of its Subsidiaries for all taxable years since inception, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.12(b), neither New Image nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of New Image or any of its Subsidiaries or for which any of them may be liable.

     (c) All Taxes that New Image or any of its Subsidiaries is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

SECTION 3.13. Contracts.

     (a) Except for Contracts of the type described below which are solely Excluded Assets or Excluded Liabilities, Schedule 3.13(a) contains a complete and accurate list, and New Image has delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract by which New Image and/or any of its Subsidiaries has affiliated with or agreed to provide services to an orthodontic/dental practice ("Practice Management Agreements") and each agreement whereby New Image and/or any of its Subsidiaries has been made a third-party beneficiary pursuant to any Practice Management Agreement;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials by New Image or any of its Subsidiaries the cost of which is not properly classified as Practice Business Expenses;

          (iii) each Applicable Contract that involves performance of services or delivery of goods or materials to New Image of any of its Subsidiaries for an amount or value which is not properly classified as Practice Business Expenses;

          (iv) each Applicable Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of New Image or any of its Subsidiaries which are not properly classified as Practice Business Expenses;

          (v) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments which are properly classified as Practice Business Expenses);

          (vi) each licensing agreement or other Applicable Contract with respect to Intellectual Property Assets (other than standard "shrink-wrap" licenses included with off-the-shelf computer software and cost-free "click-through" licenses included on Internet websites), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property Assets;

          (vii) each employment, consulting or similar agreement and any collective bargaining agreements and other Applicable Contracts to or with any labor union or other employee representative of a group of employees;

          (viii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by New Image or any of its Subsidiaries with any other Person;

          (ix) each loan agreement, mortgage, deed of trust, indenture, note and other Applicable Contract by which New Image or any of its Subsidiaries have borrowed or lent money, including without limitation all outstanding Doctor Notes, other than accounts payable and accounts receivable incurred in the ordinary course of business;

          (x) each Applicable Contract containing covenants that in any way purport to restrict the business activity of New Image or any of its Subsidiaries (or any of their respective affiliates) or limit the freedom of New Image or any of its Subsidiaries (or any of their respective affiliates) to engage in any line of business or to compete with any Person, regardless of whether such Applicable Contract is an Excluded Asset or Excluded Liability;

          (xi) each Applicable Contract (other than the Practice Management Agreements) providing for commission, finders' fee, and similar payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services, regardless of whether such Applicable Contract is an Excluded Asset or Excluded Liability;

          (xii) each power of attorney granted by New Image or any of its Subsidiaries, that is currently effective and outstanding;

          (xiii) each Applicable Contract entered into that contains or provides for an express undertaking by New Image or any of its Subsidiaries to be responsible for consequential damages;

          (xiv) each Applicable Contract for capital expenditures which are not properly classified as Practice Business Expenses;

          (xv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by New Image or any of its Subsidiaries other than in the ordinary course of business; and

          (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Each contract identified or required to be identified in Schedule 3.13(a) is in full force and effect and is valid and enforceable against New Image or its Subsidiaries, as the case may be, and, to the Knowledge of New Image, enforceable against the other party thereto, in each case, except as enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law). New Image and its Subsidiaries are and have been in material compliance with all applicable terms and requirements of each such contract. To the Knowledge of New Image, each other Person that has or had any obligation or liability under any contract identified or required to be identified in Schedule 3.13(a) under which New Image or any of its Subsidiaries has or had any rights is and has been, in full compliance with all applicable terms and requirements of such contract. To the Knowledge of New Image, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give New Image or any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified in Schedule 3.13(a). Neither New Image nor any of its Subsidiaries has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract identified or required to be identified in Schedule 3.13(a).

SECTION 3.14. Allied Practices.

     Schedule 3.14 contains a complete and accurate list of each orthodontic practice affiliated with New Image pursuant to a Practice Management Agreement or other similar arrangement ("Allied Practices"), the name of each orthodontist working for an Allied Practice ("Allied Orthodontists"), and each practice location for such Allied Practices. Each Allied Orthodontist does not engage in orthodontic practice other than for New Image, graduated from an accredited orthodontic residency program, is fully accredited as, and has all necessary Licenses to practice as, an orthodontist, and carries all professional malpractice insurance required under his or her respective Practice Management Agreement. To the Knowledge of New Image, except as set forth in Schedule 3.14, each Allied Orthodontist is able to fulfill his or her employment commitment to his or her Allied Practice. Schedule 3.14 identifies each "Market Profitability Index" or other similar provision applicable to any Allied Practice. Except as specified in Schedule 3.14, New Image has never been required to pay any amounts under any Market Profitability Index provision, has never been requested to pay any amount under any such provision, and has never formulated any requirements for payments under any such provision.

SECTION 3.15. Employee Benefit Plans.

     (a) Schedule 3.15(a) lists (i) each material pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each material cafeteria,
Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each material written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other material employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in
Section 3(3) of ERISA, which is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to or required to be contributed to by New Image or any ERISA Affiliate of New Image, or with respect to which New Image or any of its Subsidiaries has any liability or responsibility (collectively, the "Specified Employee Plans"). Any of the Specified Employee Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." Except as set forth in Schedule 3.15(a), New Image and each of its Subsidiaries have made all contributions due as of the Closing under or with respect to the Specified Employee Plans. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all applicable regulations and pronouncements issued in relation thereto.

     (b) New Image has provided, or has caused to be provided, to Buyer (i) current, accurate and complete copies of all documents embodying or relating to each Specified Employee Plan, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each Specified Employee Plan; (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Specified Employee Plan or related trust; and (iv) the most recent determination letter received from the IRS, if any, for each Specified Employee Plan and related trust which is intended to satisfy the requirements of
Section 401(a) of the Code; (v) if the Specified Employee Plan is funded, the most recent annual and periodic accounting of Specified Employee Plan assets;
(vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Specified Employee Plan.

     (c) All the Specified Employee Plans and any related trusts subject to ERISA comply with and have been administered in material compliance with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable Legal Requirements and collective bargaining agreements, and New Image has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. Except as set forth on Schedule 3.15(c), all available governmental approvals for the Specified Employee Plans have been obtained, and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. To the Knowledge of New Image, no event has occurred that will or could give rise to disqualification of any such Specified Employee Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code that would result in a material liability of New Image.

     (d) Neither New Image nor any administrator or fiduciary of any such Specified Employee Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject New Image to any direct or indirect material liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Specified Employee Plans has been or will be made to employees of New Image prior to the Closing that is not in accordance with the written or otherwise preexisting terms and provisions of such Specified Employee Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no material unresolved claims or disputes under the terms of, or in connection with, the Specified Employee Plans and no material action, legal or otherwise, has been commenced with respect to any claim. (e) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Specified Employee Plans are in all material respects correct and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

     (e) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Specified Employee Plans are in all material respects correct and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

     (f) Neither New Image nor any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) of any Specified Employee Plan has engaged in any

"prohibited transaction" (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Specified Employee Plan, for which there is no statutory, regulatory or individual or class exemption, and which would result in a material liability by New Image. There has been no
(a) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062 or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans that New Image or any ERISA Affiliate of New Image maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the employees of New Image or any ERISA Affiliate of New Image now or formerly in existence.

     (g) For any ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Specified Employee Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Specified Employee Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Specified Employee Plan. No accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Specified Employee Plan.

     (h) Neither New Image nor any ERISA Affiliate of New Image has maintained, and neither now maintains, a Specified Employee Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

     (i) Except with respect to stock option-based compensation, restricted stock based compensation, Severance Payments and Transition Bonuses, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of New Image or any ERISA Affiliate of New Image to severance pay or any payment contingent upon a change in control or ownership of New Image, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

     (j) All Specified Employee Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance in all material respects with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

     (k) No liability to the PBGC has been incurred as of the Closing by New Image or any ERISA Affiliate of New Image, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

     (l) Neither New Image or any ERISA Affiliate of New Image maintains or has maintained, has contributed to or has been required to contribute to, or has any liability in connection with, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from New Image on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.


     (m) All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code or ERISA required to be filed in connection with one or more of the Specified Employee Plans have been timely and properly filed in accordance with applicable Legal Requirements.

SECTION 3.16. Employees.

     (a) Schedule 3.16(a) contains a complete and accurate list of the following information for each employee or director of New Image and its Subsidiaries other than employees whose salaries, benefits and other directs are properly classified as Practice Business Expenses, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1998; vacation accrued; and eligibility for participation in each of the Employee Plans.

     (b) Neither New Image nor any of its Subsidiaries has been or is a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and to the Knowledge of New Image there is not threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting New Image or any of Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting any of New Image, its Subsidiaries, or their premises, or (iii) any application for certification of a collective bargaining agent. There is no lockout of any employees by New Image or any of its Subsidiaries, and no such action is contemplated by New Image or any of its Subsidiaries. New Image and its Subsidiaries have each complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

SECTION 3.17. Insurance.

     Schedule 3.17 sets forth a complete and accurate list of all insurance policies issued in favor of New Image or any of its Subsidiaries, or pursuant to which New Image or any of its Subsidiaries are named insureds or otherwise beneficiaries, including for each policy a brief description of coverage, the premium amount, the amount of coverage and the dates the policy was issued and expires. Such insurance policies (a) are valid, outstanding, and enforceable except as may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law), (b) were issued by insurers that are financially sound and reputable, (c) are sufficient for compliance with all Legal Requirements and contracts to which New Image or any of its Subsidiaries is a party or by which any of them is bound, (d) will continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and (e) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of New Image or any of its Subsidiaries. Neither New Image nor any of its Subsidiaries has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect, in each case other than policies terminated by New Image prior to the date hereof or (iii) any notice that any insurance policy will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. New Image and its Subsidiaries have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any of them is a party or that provides coverage to any of them or to any of their directors, officers, employees, affiliated physicians or agents.

SECTION 3.18. Year 2000.

     Except as set forth in Schedule 3.18, each hardware, software and firmware product used by New Image or any of its Subsidiaries in their business (collectively, the "Components") accurately process, and will continue to process accurately, valid numerical date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the Year 1999 and the Year 2000, including, without limitation, leap year calculations, without a decrease in the functionality of the Components. Without limiting the generality of the foregoing, the Components (i) do not and will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) include "Year 2000 Capabilities," meaning that the Components (a) will manage and manipulate data involving valid numerical dates, including single century formulas and multicentury formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and (b) provide that all date-related data interface functionalities and date-related data interface functionalities include the indication of century, except as set forth on Schedule 3.18.

SECTION 3.19. Related Party Transactions.

     Except as set forth in Schedule 3.19 and except for compensation and benefits received in the ordinary course of business as an employee or director of New Image or any of its Subsidiaries, no officer or director or, to the Knowledge of New Image, any stockholder of New Image or any of its Subsidiaries or any entity in which any such Person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 3% of the stock of which is beneficially owned by all of such persons or other than the holding of a stockholder, whose primary business is in financial investment, in (x) any publicly traded entity or (y) any non-publicly traded entity if such holding is in the ordinary course of the stockholder's financial services business and without the active participation of such stockholder in such non-public entity) has any interest in (i) any Transferred Asset, (ii) any Assumed Liability, or (iii) any business or entity that competes with New Image or any of its Subsidiaries; provided, however, that the foregoing clause (iii) shall not apply to the holding of a stockholder, whose primary business is in financial investment, in (x) any publicly traded entity or (y) any non-publicly traded entity if such holding is in the ordinary course of its business and without active participation in such non-public business or entity.

SECTION 3.20. Environmental Matters.

     To the Knowledge of New Image:

     (a) Each of New Image and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any applicable Environmental Law. Neither New Image nor any other Person for whose conduct it is or may be held to be responsible (during the time that New Image or its Subsidiaries were responsible for the conduct of such Person) has received any actual or threatened order, notice, or other communication from
(i) any Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which New Image or any of its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by New Image, any of its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any applicable Environmental Law, in, on or under any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which New Image or any of its Subsidiaries has or had an interest.

     (c) Neither New Image nor any of its Subsidiaries believes, nor has any of them or any other Person for whose conduct they are or may be held responsible, (during the time that New Image or its Subsidiaries were responsible for the conduct of such Person) received, any citation, directive, written inquiry, written notice, Order, summons, warning, or other communication arising out of any Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which New Image or any of its Subsidiaries had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by New Image, any of its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, (during the time that New Image or its Subsidiaries were responsible for the conduct of such Person) have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) Neither New Image, any of its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, (during the time that New Image or its Subsidiaries were responsible for the conduct of such Person) has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which New Image or its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither New Image, any of its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which New Image or any of its Subsidiaries has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which New Image or any Subsidiary has or had an interest, or any geologically or hydrologically adjoining property, whether by New Image or any of its Subsidiaries.

     (g) New Image has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by New Image or any of its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by New Image or any of its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, (during the time that New Image or its Subsidiaries were responsible for the conduct of such Person) with Environmental Laws.

SECTION 3.21. Properties.

     Schedule 3.21 contains a complete and accurate list of all real property, leaseholds, or other interests therein used by New Image and the Allied Practices in the conduct of the Business. New Image owns (with good and marketable title in the case of real property, subject only to Permitted Encumbrances and the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by New Image or its Subsidiaries or reflected as owned in the books and records of New Image and its Subsidiaries, including all of the properties and assets reflected in the Current New Image Balance Sheet

(except for personal property sold or assets used, consumed or otherwise depleted since the date of the Current New Image Balance Sheet in the ordinary course of business and for any property not included within the Transferred Assets), and all of the properties and assets purchased or otherwise acquired by New Image and its Subsidiaries since the date of the Current New Image Balance Sheet (except for personal property acquired and sold or assets used, consumed or otherwise depleted since the date of the Current New Image Balance Sheet in the ordinary course of business and consistent with past practice and for any property not included within the Transferred Assets). All properties and assets included in the Transferred Assets are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Current New Image Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Current New Image Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) Permitted Encumbrances. All buildings, plants, and structures owned by New Image and its Subsidiaries which are included within the Transferred Assets lie wholly within the boundaries of the real property owned by New Image and its Subsidiaries and do not encroach upon the property of, or otherwise materially conflict with the property rights of, any other Person.

SECTION 3.22. Condition and Sufficiency of Assets.

     The buildings, plants, structures, and equipment used by New Image and the Allied Practices in the conduct of the Business are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, and, when taken together, are sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted during the six months prior to the Closing.

SECTION 3.23. Intellectual Property Assets.

     New Image and its Subsidiaries own or have a license or otherwise have the right to use all Intellectual Property Assets used in the Business without violating or conflicting with the rights of others. New Image and its Subsidiaries are not aware of any violation or infringement by a third party of any of the Intellectual Property Assets owned or exclusively licensed by New Image or its Subsidiaries. The business of New Image and its Subsidiaries as currently conducted and as proposed to be conducted does not and, to the Knowledge of New Image and its Subsidiaries, will not infringe or conflict with the intellectual property rights of others.

SECTION 3.24. Finders' or Advisers' Fees.

     There is no investment banker, financial adviser, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of New Image which might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 3.25. State Takeover Statutes.

     No "fair price," "moratorium," "control share acquisition" or other similar state takeover statute or regulation or any applicable anti-takeover provision in New Image's Articles of Incorporation or Bylaws is, or at the Effective time will be, applicable to or purport to be applicable to New Image or Buyer in connection with the Transaction or this Agreement or the transactions contemplated hereby.

SECTION 3.26. Securities Representations.

     New Image acknowledges and agrees that neither New Notes, the Buyer Guaranty nor the Parent Guaranty have been, or will be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. New Image is acquiring the New Notes, the Buyer Guaranty and the Parent Guaranty solely for its own account for investment purposes, and not with a view to the distribution thereof (except for an assignment to holders of New Image Securities in compliance with the terms of such securities). New Image is a sophisticated investor with knowledge in business and financial matters, has received and reviewed the Information Statement and the Parent Commission Documents and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the New Notes, the Buyer Guaranty and the Parent Guaranty, is able to bear the economic risk and lack of liquidity inherent in holding the New Notes, and is an "accredited investor" as defined in Regulation D under the Securities Act.

                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

     Buyer and Parent jointly and severally represent and warrant to New Image that, except as set forth in the corresponding sections or subsections of the disclosure letter delivered by Buyer to New Image (the "Buyer Disclosure Schedules") simultaneously with the execution of this Agreement:

SECTION 4.1. Corporate Existence and Power.

     Each of Buyer and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority required to carry on its business as now conducted. Buyer is wholly and directly owned by Parent. Buyer was formed solely for the purpose of acquiring the Transferred Assets and assuming the Assumed Liabilities and has not conducted any activities other than those required for the Transaction.

SECTION 4.2. Corporate Authorization.

     (a) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within Buyer's corporate powers and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by New Image, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law).

     (b) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within Parent's corporate powers and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by New Image, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law).

     (c) The Boards of Directors of Buyer and Parent, by unanimous written consent, have each (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of Buyer and its stockholders and declared the advisability of Transaction and (ii) approved this Agreement and the transactions contemplated hereby.

     (d) No vote or other approval of the Transaction by holders of any class of Buyer's or Parent's capital stock is required.

SECTION 4.3. Governmental Authorization.

     The execution, delivery and performance by Buyer and Parent of this Agreement and the consummation by Buyer and Parent of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (b) compliance with any applicable requirements of the Securities Act and any applicable state securities or "blue sky" laws and regulations and (c) other actions or filings which, if not taken or made, would not, individually or in the aggregate, have, or be expected to have, a Material Adverse Effect on Parent.

SECTION 4.4. Non-Contravention.

     The execution, delivery and performance by Buyer and Parent of this Agreement and the consummation by Buyer and Parent of the transactions contemplated hereby do not and will not (with or without notice of lapse of time), assuming compliance with the matters referred to in Sections 4.2 and 4.3,
(a) contravene or conflict with the certificate of incorporation or bylaws of Buyer, Parent or any Subsidiary of Buyer or Parent or any resolution adopted by the board of directors or stockholders of Buyer, Parent or any Subsidiary of Buyer or Parent, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer, Parent or any Subsidiary of Buyer or Parent or to which any of the assets owned or used by Buyer, Parent or any Subsidiary of Buyer or Parent may be subject, or (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer, Parent or any Subsidiary of Buyer or Parent or to a loss of any benefit to which Buyer, Parent or any such Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Buyer, Parent or any Subsidiary of Buyer or Parent or any License held by Buyer, Parent or any such Subsidiary if any such default or right results, or could be expected to result in, the prevention of, or a material delay or material impairment of, the ability of Buyer or Parent to consummate any of the transactions contemplated by this Agreement.

SECTION 4.5. Commission Filings and Financial Statements.

     (a) Parent has delivered or made available to New Image (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1997 and 1998, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) its proxy or information statements relating to meetings, of, or actions taken without a meeting by, the stockholders of Buyer held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "Commission") since December 31, 1998 (the documents referred to in this Section 4.5(a) being referred to collectively as the "Parent Commission Documents"). As of its filing date, each Parent Commission Document (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each such registration statement, as amended or supplemented, if applicable, filed by Parent pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in the annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.5(a) ("Parent Financial Statements") present fairly the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Parent as of the respective dates of and for the periods referred to in such Parent Financial Statements, all in accordance with GAAP, subject, with respect to any interim Parent Financial Statements (and interim subsequent financial statements), to the absence of footnotes and to normal recurring year-end adjustments that are not, in the aggregate, material and reflect (or will reflect, in the case of subsequent financial statements) the consistent application of GAAP throughout the periods involved.

SECTION 4.6. Validity of Notes.

     The Series A Five Year Notes, the Three Year Notes, the One Year Notes and the Parent Guaranty to be issued pursuant to Section 1.5 will, when issued, be duly and validly authorized for issuance by Parent and, when issued, will be the legal, valid and binding obligations of Parent, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Series B Five Year Notes, the Replacement Notes and the Buyer Guaranty to be issued pursuant to Section 1.5 will, when issued, be duly and validly authorized for issuance by Buyer and, when issued, will be the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

SECTION 4.7. Disclosure Documents.

     The document by which Parent and Buyer offer and sell the New Notes to New Image and its securityholders, and any amendment or supplement thereto (the "Information Statement"), will not, at the date the Information Statement is first mailed to holders of New Image Securities or at the time such holders make an investment decision regarding the New Notes, as the case may be, contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.8. Absence of Certain Changes.

     From September 30, 1999 through the date of this Agreement, except as disclosed in Parent Commission Documents, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been, except as provided or permitted by this Agreement or the transactions contemplated hereby any change, event or occurrence, or to the Knowledge of Parent, any threat thereof, which individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent.

SECTION 4.9. Litigation.

     Except as disclosed in Parent Commission Documents filed prior to the date hereof, there is no Proceeding pending against or, to the Knowledge of Parent, threatened against or affecting, Parent, Buyer or any Subsidiary of Parent or Buyer or their properties or officers or directors, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect on Parent.

SECTION 4.10. Compliance with Laws.

     Buyer, Parent and their respective Subsidiaries are in compliance in all material respects with all applicable Legal Requirements.

SECTION 4.11. Finders' or Advisers' Fees.

     There is no investment banker, broker, financial adviser, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer, Parent or any of their respective Subsidiaries which might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 5
                             COVENANTS OF NEW IMAGE

     New Image agrees that:

SECTION 5.1. Conduct of New Image.

     Except as contemplated by this Agreement, from the date hereof until the Closing Date, New Image shall:

     (a) conduct its business in the ordinary course consistent with past practice, including without limitation paying its obligations in accordance with their terms and with the ordinary course of business consistent with past practices (other than the GS Liabilities, which shall not be repaid);

     (b) use its reasonable best efforts to (i) preserve intact the Business (including its arrangements with its Allied Practices), (ii) keep available the services of its current officers, employees, Allied Orthodontists and agents, and (iii) maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with New Image and its Subsidiaries;

     (c) confer with Buyer concerning operational matters of a material nature; and

     (d) otherwise report regularly to Buyer concerning the status of the Business and finances of New Image and its Subsidiaries.

     Except as otherwise expressly required or permitted by this Agreement, between the date of this Agreement and the Closing Date, New Image will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the following is likely to occur: (i) any of the changes or events listed in Section 3.8, (ii) any action that would make any representation or warranty of New Image hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or (iii) the termination of any Applicable Contract of the type required to be listed in Schedule 3.13(a) which would be included in the Transferred Assets except (A) by the terms of the Applicable Contract (provided that New Image shall use its reasonable best efforts to renew such Applicable Contract if, in the ordinary course of business consistent with past practice, New Image normally seeks to renew such Applicable Contracts), or (B) in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, following February 18, 2000, if the Closing has not already occurred, with Buyer's prior written consent (which shall not be unreasonably withheld), New Image may take any action it believes in good faith is reasonably necessary to preserve the Business.

SECTION 5.2. New Image Stockholder Meeting; Proxy Material.

     (a) Subject to Buyer's compliance with Section 6.4 hereof, New Image shall use its reasonable best efforts to cause a meeting of its stockholders (the "New Image Stockholder Meeting") to be duly called and held no later than February 15, 2000 for the purpose of voting on the approval and adoption of this Agreement and the Transaction (the "New Image Stockholder Approval").

The Board of Directors of New Image shall recommend approval and adoption of this Agreement and the Transaction by New Image's stockholders.

     (b) Subject to Buyer's compliance with Section 6.4 hereof, New Image may elect, in lieu of the stockholders' meeting contemplated by the first sentence of Section 5.2(a), to seek stockholder approval of this Agreement and the Transaction through a consent solicitation in accordance with its Articles of Incorporation and applicable Legal Requirements. New Image will, to the extent required by applicable Legal Requirements, mail to its shareholders an information statement containing such information required under applicable Legal Requirements describing the transactions contemplated by this Agreement.

SECTION 5.3. Imagix.

     Prior to the Closing Date, New Image shall cause Imagix to convey to New Image any Imagix assets which are not primarily dedicated to the business of providing dental care to children (the "Imagix Business") at the Imagix Kids Dental and Orthodontics center located in Alpharetta, Georgia (the "Imagix Premises"), including any assets listed on Schedule 3.6.

SECTION 5.4. Insurance.

     Prior to the Closing Date, New Image shall use its reasonable best efforts to cause each insurance policy of the type listed or required to be listed on
Schedule 3.17 of the New Image Disclosure Letter to be amended to provide as follows: (a) Buyer shall be a named insured under such policies, (b) Parent shall be an additional insured under such policies, and (c) if such policies are scheduled to expire before May 20, 2000, such policies shall be extended through such date. Following the Effective Time, New Image shall maintain such insurance policies in force through such date. Buyer shall reimburse New Image for the additional costs incurred by New Image as a result of its taking the actions specified in this Section 5.4.

SECTION 5.5. Purchase Agreement Rights.

     Following the Closing, at the request of Buyer or Parent, and at the expense of Buyer and Parent, New Image shall exercise on behalf of Buyer or Parent any rights New Image has retained under the various agreements by which it purchased the Allied Practices, insofar as such retained rights would have been included in the Transferred Assets but for the failure to obtain required Doctor Consents. In connection with any dissolution of New Image, New Image shall obtain for the benefit of Buyer and Parent the written agreement of each GS Investor, Ronald B. Cooper, Edward P. Stahel III, Gerald L. Baxter and R. Mark Cronquist to take any action (at the expense of Buyer and Parent) within their power to exercise on behalf of New Image, or permit Parent and Buyer to exercise on behalf of New Image, any rights New Image is required to exercise on behalf of Buyer and Parent pursuant to this Section.

SECTION 5.6 Updated Financial Statements.

     (a) New Image shall deliver to Buyer Monthly Financial Statements for the month ended December 31, 1999 promptly following their completion, and shall use its reasonable best efforts to deliver such statements to Buyer no later than February 4, 2000 (provided that New Image shall deliver a reasonably complete draft of such statements to Buyer by January 28, 2000).

If the Closing has not occurred before the twenty-third day of any subsequent month, New Image shall provide to Buyer when completed, but no later than such date, Monthly Financial Statements for the immediately preceding month.

     (b) New Image shall deliver to Buyer annual financial statements for the year ended December 31, 1999 promptly following their completion, and shall use its reasonable best efforts to deliver such statements to Buyer no later than February 15, 2000 and shall in any event deliver such statements to Buyer on or before February 23, 2000.

SECTION 5.7 Releases.

     Prior to the Closing Date, New Image shall use its reasonable best efforts to obtain (a) an executed Directors and Officers Release from each director of New Image as of the date hereof, Ronald B. Cooper, Edward P. Stahel III, Gerald
L. Baxter and R. Mark Cronquist, (b) an executed Investor Release from each of the GS Investors, (c) an executed Doctor Release from each Allied Orthodontist listed on Schedule 6.3(a) as eligible to receive stock options from Parent, and
(d) an executed Securities Representation Letter in the form attached hereto as Exhibit N (the "Securities Representation Letter") from each holder of New Image Series A Preferred Stock, Series B Preferred Stock and Class A Subordinated Zero Coupon Notes. New Image shall not distribute New Notes to any Person unless and until such Person delivers an executed Securities Representation Letter to Buyer.

SECTION 5.8 Cafeteria Plans.

     Prior to the Closing, New Image shall transfer from the Cafeteria Plan Account to a bank account included in the Transferred Assets any cash not derived from amounts properly withheld under the Cafeteria Plan. At least through the last day of the fourth month following Closing, New Image shall (a) maintain the Cafeteria Plan in accordance with its terms and applicable Legal Requirements and (b) permit the reimbursement of claims arising thereunder on or prior to Closing at least until such last day; provided, however, that if written consent of Buyer is obtained, New Image may terminate the Cafeteria Plan in accordance with its terms and applicable Legal Requirements and distribute the amounts constituting the Cafeteria Plan Account to the participants and/or beneficiaries under such plan.

                                    ARTICLE 6
                          COVENANTS OF BUYER AND PARENT

     Buyer and Parent agree that:

SECTION 6.1. Conduct of Buyer and Parent.

     Except with the prior written consent of New Image or as contemplated by this Agreement, from the date hereof until the Closing Date, neither Buyer nor Parent will:

     (a) adopt a plan or agreement of complete or partial liquidation or dissolution;

     (b) take any action that would make any representation or warranty of Buyer or Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date; or

     (c) agree or commit to do any of the foregoing.

SECTION 6.2. [Reserved].

SECTION 6.3. Stock Options and Employee Benefits.

     (a) Parent will grant each of the Allied Orthodontists listed on Schedule 6.3(a) the number of Parent stock options allocated in such Schedule to such individual, on the principal terms specified on Schedule 6.3(a), subject, in the case of each Allied Orthodontist, to the prior receipt by Buyer from such Allied Orthodontist of (i) a Doctor Release (which, for John R. Smith, D.D.S., P.A. and James J. Hilgers, D.D.S., M.S., P.C., must contain a waiver of their rights to terminate their Practice Management Agreements as a result of the Transaction) and (ii) each Doctor Consent and any other consent specified in Schedule 3.4 and
Schedule 7.1(a) which is required from such Allied Orthodontist or his or her Allied Practice or affiliates. Schedule 6.3(a) will reflect term, vesting and principal terms. Parent shall take all corporate action necessary to approve such option grants, reserve a sufficient number of shares of Parent Class A common stock, par value $.001 per share (the "Parent Common Stock"), for issuance pursuant to the exercise of such Parent stock options and enter into option agreements evidencing such grants.

     (b) Buyer shall offer to hire at the Closing each of the employees of New Image, other than employees listed on Schedule 6.3(f) as being eligible to receive a Severance Payment but not a Transition Bonus. Any offer of employment by Buyer shall be to perform comparable services at substantially the same salary and wages and substantially the same terms and conditions as in effect immediately before Closing. Employees who accept employment with Buyer pursuant to this Section 6.3(b) are referred to herein as "Hired Employees". Buyer shall allow those Hired Employees that are needed by New Image to assist in the orderly winding up of New Image's affairs to be allowed to do so, provided such assistance shall not significantly interfere with the Hired Employees' obligations as employees of Buyer.

     (c) Prior to the Closing Date, New Image shall have delivered to Buyer, for information purposes only, forms of any letters or other written communications which New Image shall distribute generally to such employees notifying them of their rights in respect of their cessation of active participation in the Employee Plans. Until December 31, 2000, Buyer shall make available to the Hired Employees employee benefits (other than salary, incentive compensation, stock compensation, stock options or restricted stock awards) as are made available under employee benefit plans, programs, policies or arrangements maintained by Buyer or any Subsidiary of Buyer no less favorable than those made available to employees of Buyer and its affiliates in positions comparable to positions held by Hired Employees with Buyer or its Subsidiaries from time to time after the Effective Time; provided that no Hired Employee shall be entitled to any benefits upon the termination of the Hired Employee's employment with Buyer other than as may be required by applicable Legal Requirements; provided, further, that Buyer shall not be required to provide any right of participation in Buyer's 401(k) plan to the Hired Employees who are highly compensated employees (within the meaning of Code section 414(q)) until such time as Buyer provides a right of participation in its 401(k) plan to the highly compensated employees of Buyer or any Subsidiary of Buyer (and Buyer shall use its reasonable best efforts to provide Hired Employees who are highly compensated employees a right of participation in the Buyer's 401(k) plan on September 1, 2000); provided, further, that Buyer shall give full credit to Hired Employees for time properly accrued under the New Image vacation plan, paid time off plan and sick leave plan as of the Closing and permit eligible Hired Employees to continue to accrue additional time in accordance with the terms of Buyer's similar plans (subject to the overall limits in Buyer's plans), it being understood that nothing in this proviso is intended to diminish the right of any Hired Employee to receive payment for any vested benefit under such employee's Transition Agreement and Release; and provided, further, that, as contemplated by Section 7.9, in the event Buyer and New Image are not able to, economically and practicably, enable Buyer to continue to make available New Image's health insurance plan or a similar plan to Hired Employees after the Closing, Buyer shall not be obligated under this Section 6.3 to provide health insurance benefits to any Hired Employees unless and until Buyer obtains a general health insurance policy for the Hired Employees.

     (d) To the extent applicable employee benefits maintained by Buyer or any Subsidiary of Buyer are required to be made available under Section 6.3(c), Buyer will give Hired Employees full credit for purposes of eligibility, vesting and benefit accrual under any employee benefit plans or arrangements maintained by Buyer or any Subsidiary of Buyer for such Hired Employees' service prior to the Effective Time with New Image or any Subsidiary of New Image to the same extent recognized by New Image immediately prior to the date of this Agreement.

     (e) To the extent Buyer provides its welfare benefit plans to the Hired Employees, Buyer will (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Hired Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, and (ii) provide each Hired Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time; provided that nothing in this Section 6.3(e) shall require Buyer to provide the Hired Employees with greater benefits than the Hired Employees would have received under any welfare plans had the Transaction not occurred; and provided further, this Section 6.3(e) shall not be effective after December 31, 2000.

     (f) In consideration for reasonable transition assistance anticipated to be provided after the Closing by certain Hired Employees to Buyer, Buyer agrees to pay to each of the individuals listed on Schedule 6.3(f) who accept offers of employment from Buyer a bonus (the "Transition Bonus") and a severance payment (the "Severance Payment") for the amount specified on Schedule 6.3(f); provided, however, that the Transition Bonus shall be reduced on a pro rata basis as provided on Schedule 6.3(f) to the extent the employee's employment is terminated by Buyer prior to the date specified for such employee in Schedule 6.3(f) and as a condition to receiving any payments the employee must execute a standard employee release agreement substantially in the form of Exhibit B (the "Transition Agreement and Release") on or prior to the receipt of any such payment.

     (g) Buyer shall provide each of the New Image employees listed on Schedule 6.3(f) as being eligible for a Transition Bonus at least one (1) month prior notice if the employee accepts Buyer's employment offer and then

Buyer terminates such Hired Employee's employment prior to the end of the transition period specified for such Hired Employee on Schedule 6.3(f).

     (h) At the Effective Time and subject to receipt by New Image and Buyer of a standard employee release agreement substantially in the form of Exhibit C (the "Employee Release"), Buyer shall pay, on behalf of New Image, the severance costs to the New Image employees set forth on Schedule 6.3(f) who are either (i) entitled to receive a Severance Payment but are not entitled to receive any Transition Bonus or (ii) are entitled to receive a Severance Payment and a Transition Bonus, but forfeit their right to receive any Transition Bonus because they fail to accept Buyer's offer of employment.

     (i) Nothing in this Agreement (i) shall create any obligation on the part of Buyer to any employee who primarily works at the Imagix Premises, and (ii) shall give any employees of New Image or its Subsidiaries (including the Hired Employees) any third party beneficiary rights under this Agreement; provided, however, that each Hired Employee listed on Schedule 6.3(f) as being eligible for a Transition Bonus is entitled to receive at least one (1) month prior notice by Buyer if Buyer decides to terminate such employee's employment prior to the end of the transition period specified for such employee in Schedule 6.3(f).

     (j) Notwithstanding the foregoing, Buyer shall not be obligated to offer employment or provide any benefits to, and the term "Hired Employee" shall not include, any New Image employee who, following the Closing, is employed directly by an Allied Practice pursuant to Item 2 of Schedule 7.1(a). Buyer may, at its option, provide the benefits required by this Section 6.3 through one or more of Buyer's affiliates.

SECTION 6.4. Preparation of Information Statement.

     Buyer shall prepare the Information Statement not later than January 29, 2000 and (a) if on or after the date Buyer completes the Information Statement New Image is mailing materials to its stockholders in connection with the New Image Stockholders Meeting, provide New Image with sufficient copies of the Information Statement so that New Image may mail one copy to each New Image stockholder, or (b) if New Image is not mailing materials to its stockholders, Buyer shall mail one copy of the Information Statement to each holder of New Image Securities at the address for such holder provided by New Image to Buyer.

SECTION 6.5. Registration of Shares Subject to Stock Options.

     Parent will file as soon as reasonably practicable after the Effective Date a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable upon exercise of the options to purchase Parent Common Stock granted pursuant to Section 6.3(a) (to the extent such securities have not been previously registered for issuance pursuant to another Form S-8), and will use its reasonable best efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration statement in effect until the exercise or expiration of each such option.

SECTION 6.6. Nomination of Board Member.

     At Parent's first meeting of stockholders following the Effective Time, Parent shall cause one Allied Orthodontist to be nominated to Parent's Board of Directors. Parent shall use its best efforts to cause such nominee to be elected and serve at least one term on Parent's Board of Directors, subject to the provisions of Parent's Certificate of Incorporation and Bylaws.

SECTION 6.7. Senior Note Amendments.

     At the Effective Time, Buyer shall offer to amend (i) the Promissory Note payable from New Image to Douglas R. Crosby, dated August 7, 1997, in the original principal amount of $1,300,000 and (ii) the Promissory Note Payable from New Image to Stephen G. Tracey, DDS MD, dated November 1, 1998, in the original principal amount of $1,015,000, such amendments to be substantially in accordance with Schedules 6.7(i) and 6.7(ii), respectively.

                                    ARTICLE 7
                    COVENANTS OF BUYER, PARENT AND NEW IMAGE

     The parties hereto agree that:

SECTION 7.1. Reasonable Best Efforts.

     (a) Subject to Section 7.1(f), New Image, Parent and Buyer shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Transaction and the other transactions contemplated by this Agreement to be consummated at or before the Closing Date as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Transaction and the other transactions contemplated by this Agreement, including all consents identified or required to be identified on Schedule 3.4 to the New Image Disclosure Letter (including any consents identified as immaterial on such Schedule as of the date hereof) and Schedule 4.4 of Buyer's Disclosure Schedules and any actions required of New Image specified on Schedule 7.1(a).

     (b) Subject to applicable laws relating to the exchange of information, New Image and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to New Image and its Subsidiaries, or Buyer and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Transaction and the other transactions contemplated by this Agreement. New Image shall not utilize or accept any form of consent or assignment with respect to any of the Transferred Assets or Assumed Liabilities unless such form is materially consistent with the applicable form included in Exhibit E-1 or E-2 to this Agreement or is otherwise approved in advance by Buyer.

     (c) In the event a landlord under any real property lease requires Parent to guaranty the obligations of Buyer under the lease as a condition to consenting to the assignment from New Image to Buyer of the lease, Parent shall agree to pay the rental and other payment obligations of Buyer to the landlord under the lease if Buyer shall fail to make any such payment in breach of the lease, provided that Parent shall have no obligation under this paragraph (c) unless (i) New Image has first used its reasonable best efforts to obtain the required consent without the necessity of a lease payment guaranty from Parent and (ii) New Image has not offered Parent's lease payment guaranty to the landlord without first consulting with Parent, and provided, further, that Parent shall not be obligated to agree to give a lease payment guarantee for more than ten (10) real property leases. New Image shall not offer a Parent guaranty to any other consenting party in connection with obtaining any other consent required in connection with this Agreement and the transactions contemplated hereby, and Parent shall not be otherwise obligated to offer its guaranty.

     (d) New Image shall use its reasonable best efforts to obtain prior to the Closing from each holder of a Doctor Note an executed consent for the assumption of such Doctor Note by Buyer substantially in the form attached hereto as Exhibit E-2 (the "Doctor Consent"). If, after using its reasonable best efforts, New Image is not able to obtain prior to the Closing Date a Doctor Consent for the assumption by Buyer of any of the unsecured Doctor Notes, then: (i) each such Doctor Note shall be retained by New Image and treated as an Excluded Liability in the Transaction and (ii) at the Effective Time Buyer shall issue a note (the "Replacement Note") to New Image having the same terms as the excluded Doctor Note as of the Effective Time.

     (e) In connection with obtaining required Doctor Consents for the assumption by Buyer of secured Doctor Notes, Buyer shall permit each holder of secured Doctor Notes to retain any security interest held by such holder in the Transferred Assets to secure payment of the Doctor Note, provided that Buyer shall be permitted to subordinate such security interests to any security interests in such Transferred Assets requested by Buyer's commercial lenders.

     (f) Notwithstanding anything else contained herein the provisions of this
Section 7.1 shall not be construed to require either party to undertake any efforts or to take any action if such efforts or action would, or would reasonably be expected to, result in a Substantial Detriment. "Substantial Detriment" shall mean changes or effects which would, individually or in the aggregate, result in, or be reasonably likely to result in, there being a substantial and detrimental effect on the financial condition, business, liabilities, assets, properties or results of operations of New Image and its Subsidiaries or Parent and its Subsidiaries, taken as a whole, at or after the Effective Time.

SECTION 7.2. Certain Filings.

     New Image and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

SECTION 7.3. Access to Information.

     (a) From the date hereof until the Effective Time, to the extent permitted by applicable law, New Image and Parent will upon reasonable request give the other party, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Subsidiaries during normal business hours, furnish to the other party, its counsel, financial advisers, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisers to cooperate with the other party in its investigation of the business of New Image or Parent, as the case may be, provided that no investigation of the other party's business shall affect any representation or warranty given by either party hereunder.

     (b) In addition to the information required to be provided in paragraph (a) above, New Image shall permit Parent and its representatives to contact and communicate with New Image's employees, Allied Orthodontists, vendors, customers, creditors and other persons having business dealings with New Image, it being understood that any such contact shall be conducted in such a manner as not to interfere unduly with the normal conduct of New Image's business. Notwithstanding the foregoing, New Image shall have a right to participate in any discussion between a representative of Parent and an Allied Orthodontist.

     (c) All information obtained by Parent or New Image pursuant to this
Section 7.3 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated March 5, 1999 between Parent and New Image (the "Confidentiality Agreement").

SECTION 7.4. Public Announcements.

     Parent and New Image will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation and without such consent, if the party making the release or statement has used its reasonable best efforts to consult with the other party.

SECTION 7.5. Further Assurances.

     At and after the Effective Time, New Image and Buyer shall each execute and deliver any deeds, bills of sale, assignments or assurances and take any other actions and do any other things reasonably necessary to vest, perfect or confirm of record or otherwise in Buyer any and all right, title and interest in, to and under any of the Transferred Assets, any and all liabilities or obligations under any of the Assumed Liabilities, or otherwise to effect the intent of the Transaction to transfer the Business to Buyer.

SECTION 7.6. Notices of Certain Events.

     (a) Each of New Image and Parent shall promptly notify the other party of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

     (b) New Image and Parent shall promptly notify the other party of any Proceedings commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

SECTION 7.7. No Solicitation.

     (a) New Image will not, and will direct and use its reasonable best efforts to cause its Subsidiaries and its and their respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal with respect to it or its Subsidiaries or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any nonpublic information or afford access to properties, books or records to, any Person that has made, or to such party's knowledge, is considering making, any Acquisition Proposal with respect to it or its Subsidiaries.

     (b) New Image will (i) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal and set forth the material terms thereof) Parent after receipt of any Acquisition Proposal, any indication of which such party has knowledge that any Person is considering making an Acquisition Proposal, or any request for nonpublic information relating to New Image or any Subsidiary of New Image or for access to the properties, books or records of such party or any Subsidiary by any Person that has made, or to New Image's knowledge may be considering making, an Acquisition Proposal, and (ii) will keep Parent informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal or request. New Image (i) shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and (ii) shall promptly request each Person, if any, that has executed a confidentiality agreement within the 12 months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     (c) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or asset of New Image or any of its Subsidiaries that constitutes 20% or more of the net revenues, net income or assets of New Image and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of New Image or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of New Image and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of New Image or any of its Subsidiaries whose business constitutes 20% or more the net revenues, net income or assets of New Image and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving New Image or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of New Image and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

SECTION 7.8. Takeover Statutes.

     If any anti-takeover or similar statute or regulation may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

SECTION 7.9. Insurance.

     (a) Between the date hereof and the Closing Date, New Image and Buyer shall each cooperate and use their reasonable best efforts to enable Buyer, economically and practicably, to make available to the Hired Employees a program of health care benefits under a health insurance plan the same as or similar to that currently offered by New Image to its employees, subject, however, to
Section 6.3(c). If New Image and Buyer are not successful in doing so by the Closing, then Buyer shall continue to use its reasonable best efforts to obtain such coverage for the Hired Employees through the earlier of (a) December 31, 2000 or (b) the date on which Buyer makes available to each Hired Employee then employed by Buyer access to other comparable health insurance. Nothing in this Agreement shall limit New Image's, Parent's or Buyer's COBRA obligations under Code Section 4980B and Part 6 of Title I of ERISA with respect to the Hired Employees or any other person.

     (b) Between the date hereof and the Closing Date, New Image and Buyer shall each cooperate and use their reasonable best efforts to enable New Image to obtain for its officers and directors policies of directors and officers liability insurance and fiduciary liability insurance with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Effective Time, whether by maintaining New Image's existing arrangements or substituting for such policies directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. The term of such policies shall be for six years following the Closing Date. The Buyer shall reimburse New Image for the premium cost of such policies, provided that Buyer will not be obligated for annual premium payments with respect to such policies of insurance to the extent such premiums exceed 300 percent of the annual premiums paid by New Image as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the parties will work together to obtain for New Image the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.

SECTION 7.10. Post-Closing Cooperation.

     Following the Closing, New Image, Parent and Buyer shall each permit the other and its representatives (which, in the case of New Image, shall include the GS Investors), reasonable access to the books and records (the "Records") included in the Transferred Assets, in the case of Buyer and Parent, and the Excluded Assets, in the case of New Image, for any appropriate purpose, including without limitation for use in preparation of tax returns or other filings with Governmental Authorities or contesting third party claims. To the extent reasonably necessary, each party and its representatives shall be permitted to make copies (hard copy, electronic or magnetic) of the Records. Each party agrees not to destroy, damage or otherwise dispose of any Records for so long as the contents thereof may become material in the administration of any matter relating to taxes, employee benefits, or reasonably foreseeable third party claims, but in any event until six years after the Effective Time. If, prior to the expiration of such six year period, a party reasonably determines that any Records are no longer material in the administration of any matter referenced hereunder, such Party may dispose of such Records upon thirty (30) days prior notice to the other party (Parent and Buyer being one party for these purposes). Such notice shall include a list of Records to be disposed of and shall generally describe the nature of such Records. The other party shall then have the opportunity, at its sole costs and expense, to copy or remove, within such thirty (30) day period, all or any part of such Records.

SECTION 7.11. Non-Solicitation.

     Parent agrees that until the earlier of (x) a period of two years from the date of this Agreement, or (y) the Closing, Parent and its affiliates (as defined in Regulation D under the Securities Act) will not, directly or indirectly, (a) solicit or hire or seek affiliation with any Allied Orthodontist while such Allied Orthodontist is a party to a Practice Management Agreement with New Image or (b) induce any Allied Orthodontist to terminate or breach his Practice Management Agreement with New Image.

                                    ARTICLE 8
                          CONDITIONS TO THE TRANSACTION

SECTION 8.1. Conditions to the Obligations of the Parties.

     The obligations of New Image, Buyer and Parent to consummate the Transaction are subject to the satisfaction (or, to the extent legally permissible, mutual waiver by New Image, Buyer and Parent) of the following conditions:

     (a) The New Image Stockholder Approval shall have been obtained.

     (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Transaction.

     (c) All material necessary approvals and permits under state securities or "blue sky" laws relating to the issuance of New Notes pursuant to the Transaction shall have been obtained.

     (d) The consent identified on Schedule 4.4 of the Buyer Disclosure Schedules must have been obtained and must be in full force and effect.

SECTION 8.2. Conditions to the Obligations of Buyer and Parent.

     The obligations of Buyer and Parent to consummate the Transaction are subject to the satisfaction (or, to the extent legally permissible, waiver by Buyer and Parent) of the following further conditions:

     (a) Each of the agreements of New Image to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and New Image shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

     (b) The representations and warranties of New Image contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and, except as expressly contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date as if made at the Closing Date, except to the extent such representations and warranties expressly relate solely to a date earlier than the date of this Agreement (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), without giving any effect to any supplement to the New Image Disclosure Schedules.

     (c) Buyer shall have been furnished with a certificate, executed by a duly authorized officer of New Image, dated the Closing Date, certifying in such detail as Buyer may reasonably request as to the fulfillment of the conditions in this Section 8.2.

     (d) The Dissenting Shares shall constitute less than five percent (5%) of the outstanding shares of any class or series of New Image Securities.

     (e) From the date of this Agreement through the Closing Date, there shall not have occurred any change or series of changes which, individually or taken together, could reasonably be expected to result in a Material Adverse Effect.



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

     (f) New Image shall have obtained each consent and approval required in connection with the execution and delivery by New Image of this Agreement or the consummation or performance by New Image of any the transactions contemplated by this Agreement, including each consent and approval listed or required to be listed on Schedule 3.4 of the New Image Disclosure Schedules (other than consents identified as immaterial on such Schedule as of the date hereof, which New Image shall nevertheless use its reasonable best efforts to obtain) and each consent, approval and action specified on Schedule 7.1(a), in compliance with the requirements of Section 7.1, provided that Parent shall be deemed to have waived noncompliance of this condition by New Image with respect to the failure by New Image to obtain any such consent or approval or take any action if Parent shall have failed in any material respect to comply with its obligations pursuant to Section 7.1 with respect to such consent, approval or action.

     (g) Buyer shall have received the following documents:

          (i) A Directors and Officers Release duly executed by each of the Persons specified in Section 5.7(a) and an Investor Release duly executed by each of the Persons specified in Section 5.7(b);

          (ii) A certificate, dated not more than five days prior to the Closing Date, of the Secretary of State of the State of Georgia confirming the good standing of New Image as a Georgia corporation and the payment to date of all required franchise and other taxes;

          (iii) A Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit D executed by New Image;

          (iv) Instruments of transfer, sufficient to transfer personal property interests of New Image that are included in the Transferred Assets but not otherwise transferred by the Bill of Sale and Assignment referred to in clause (iii) above, executed by New Image in the form customarily used in commercial transactions in the areas in which such other personal property of New Image is located;

          (v) Such other instruments of transfer, executed by New Image, necessary to transfer to and vest in Buyer all of New Image's right, title and interest in and to the Transferred Assets; and

          (vi) An Indemnification Agreement executed by each GS Investor as of the date hereof, which shall be in full force and effect.

SECTION 8.3. Conditions to the Obligations of New Image.

     The obligation of New Image to consummate the Transaction is subject to the satisfaction (or, to the extent legally permissible, waiver by New Image) of the following further conditions:

     (a) Each of the agreements of Buyer and Parent to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Buyer and Parent shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

     (b) The representations and warranties of Buyer and Parent contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and, except as expressly contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date as if made at the Closing Date, except to the extent such representations and warranties expressly relate solely to a date earlier than the date of this Agreement (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), without giving any effect to any supplement to the Buyer Disclosure Schedules.

     (c) New Image shall have been furnished with a certificate, executed by a duly authorized officer of Buyer and Parent, dated the Closing Date, certifying in such detail as New Image may reasonably request as to the fulfillment of the conditions of this Section 8.3.

     (d) New Image shall have received payment of the Cash Amount.

     (e) New Image shall have received the following documents:

          (i) A One Year Note, a Three Year Note and a Series B Five Year Note, each for the respective principal amounts specified in Section 1.5 and duly executed by Parent;

          (ii) A Series A Five Year Note for the principal amount specified in
     Section 1.5, duly executed by Buyer;

          (iii) The Parent Guaranty, duly executed by Parent, and the Buyer Guaranty, duly executed by Buyer;

          (iv) A certificate, dated not more than five days prior to the Closing Date, of the Secretary of State of the State of Delaware confirming the good standing of Buyer as a Delaware corporation and the payment to date of all required franchise and other taxes; and

          (vi) A Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit D executed by Buyer.

     (f) The Dissenting Shares shall constitute less than five percent (5%) of the outstanding shares of any class or series of New Image Securities, provided that New Image shall be deemed to have waived this condition if either (i) New Image fails to comply with its obligations under Section 5.2 or (ii) any party to a Voting Agreement (other than Buyer) fails to comply with its obligations thereunder.


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

                                    ARTICLE 9
                                   TERMINATION

SECTION 9.1. Termination.

     (a) This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing Date (notwithstanding the obtaining of New Image Stockholder Approval):

          (i) by mutual written consent of New Image and Buyer;

          (ii) by either New Image or Buyer,

               (A) if the Transaction has not been consummated on or before February 29, 2000 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(a)(ii)(A) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Closing Date to occur on or before the End Date;

               (B) if New Image Stockholder Approval shall not have been obtained by reason of the failure to obtain the required votes of stockholders at a duly held stockholders' meeting (including, without limitation, any adjournment thereof) of New Image (or by written consent of New Image stockholders); provided, however, that the right to terminate this Agreement under this Section 9.1(a)(ii)(B) shall not be available to New Image in the event of a breach by New Image of any of its obligations pursuant to Section 5.2 or of a breach by any party to a Voting Agreement (other than Buyer) of any of such party's obligations pursuant to the Voting Agreement; or

               (C) if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or New Image from consummating the Transaction is entered and such judgment, injunction, order or decree shall become final and nonappealable.

          (iii) by either Buyer or New Image, if there shall have been a breach or failure to perform by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach or failure to perform would result in the failure to satisfy one or more of the conditions set forth in Section 8.1 or 8.2 (in the case of a breach or failure to perform by New Image) or Section 8.1 or 8.3 (in the case of a breach or failure to perform by Buyer), and in any such case such breach or failure to perform shall be incapable of being cured by the End Date (other than a failure to comply with the obligation specified in Article 2 to effect the Closing) after written notice thereof shall have been received by the party alleged to be in breach or failing to perform.

     (b) The party desiring to terminate this Agreement pursuant to this Section
9.1 shall give written notice of such termination to the other party in accordance with Section 12.1, specifying the provision hereof pursuant to which such termination is effected.


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

SECTION 9.2. Effect of Termination.

     If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.2, in Sections 7.11 and 12.3(a) and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful breach or failure to perform by that party of this Agreement, including any liability for payment of the Termination Fee.

SECTION 9.3. Termination Fee.

     (a) If New Image terminates this Agreement pursuant to Section 9.1(a)(iii) (other than for a breach of any of the representations or warranties in Article 4 of which Buyer and Parent had no Knowledge as of the date hereof) and if at the time of such termination New Image had fulfilled in all material respects its obligations under this Agreement and no party (other than Buyer) to the Voting Agreements had breached its obligations thereunder, then within three (3) business days following delivery by New Image to Buyer of notice of such termination specifying in reasonable detail the basis for such termination, Buyer shall pay to New Image the Termination Fee.

     (b) If Buyer terminates this Agreement pursuant to (i) Section 9.1(a)(ii)(A) or (B) and the failure to consummate the Transaction by the End Date or obtain the New Image Stockholder Approval results from the breach by any party (other than the Buyer) of its obligations under a Voting Agreement, or
(ii) Section 9.1(a)(iii) (other than for a breach of any of the representations or warranties in Article 3 of which New Image had no Knowledge as of the date hereof) and if at the time of such termination Buyer had fulfilled in all material respects its obligations under this Agreement, then within three (3) business days following delivery by Buyer to New Image of notice of such termination specifying in reasonable detail the basis for such termination, New Image shall pay to Buyer the Termination Fee.

     (c) As used herein, "Termination Fee" means the sum in cash of (i) three million dollars ($3,000,000) and (ii) all Transaction Costs incurred by the party entitled to the Termination Fee. Each party acknowledges and agrees that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither party would have entered into this Agreement and the Termination Fee is not unreasonable in light of the Purchase Price proposed to be paid by Buyer and the consequences to New Image of a failure to consummate the Transaction because of a breach by Buyer of this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

SECTION 10.1. Survival.

     Except as otherwise set forth in this Agreement, all representations, warranties, covenants, and obligations in this Agreement, the disclosure schedules, the supplements to the disclosure schedules, the certificates delivered pursuant to Sections 8.2(c) and 8.3(c), and any other certificate or document delivered by either party pursuant to this Agreement will survive


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

the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

SECTION 10.2. Indemnification by New Image.

     New Image will indemnify and hold harmless Parent, Buyer and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, claim, damage (excluding incidental and consequential damages which are not reasonably foreseeable), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by New Image in this Agreement (without giving effect to any supplement to the New Image Disclosure Schedules), the New Image Disclosure Schedules, the supplements to the New Image Disclosure Schedules, or any other certificate or document delivered by New Image pursuant to this Agreement;

     (b) any breach by New Image of any covenant or obligation of New Image in this Agreement or any agreement, document or instrument delivered in connection with this Agreement;

     (c) the failure by New Image to pay, discharge or perform as and when due, any of the Excluded Liabilities (or any claims relating thereto); and

     (d) any liability resulting from Article 6 of the Uniform Commercial Code and any similar laws relating to bulk sales and transfers.

SECTION 10.3. Indemnification by Buyer.

     Buyer will indemnify and hold harmless New Image and its representatives, stockholders, controlling persons, and affiliates (collectively, the "New Image Indemnified Persons") for, and will pay to the New Image Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Buyer or Parent in this Agreement (without giving effect to any supplement to the Buyer Disclosure Schedules), the Buyer Disclosure Schedules, the supplements to the Buyer Disclosure Schedules, or any other certificate or document delivered by Buyer or Parent pursuant to this Agreement;

     (b) any breach by Buyer or Parent of any covenant or obligation of Buyer or Parent in this Agreement or any agreement, document or instrument delivered in connection with this Agreement; and

     (c) the failure by Buyer or Parent to pay, discharge or perform as and when due, any of the Assumed Liabilities (or any claims relating thereto).


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

SECTION 10.4. Limitations on Amount.

     (a) New Image will have no liability for indemnification with respect to the matters described in Section 10.2(a) or (b) until the total of all Damages with respect to such matters exceeds $300,000 (the "Threshold Amount"). Once the total of all Damages under Section 10.2(a) and (b) reaches the Threshold Amount, New Image shall be immediately liable for $100,000 and shall be liable for all further Damages with respect to the matters described in Section 10.2(a) and (b) until the first to occur of the following: (i) the total Damages paid by New Image to the Buyer Indemnified Persons pursuant to Section 10.2(a) and (b) equals $2,500,000 or (ii) the total Damages paid by New Image to the Buyer Indemnified Persons pursuant to Section 10.2(a) and (b), when added to the total Damages paid by the Goldman Sachs Parties (as defined in the Indemnification Agreement) to the Indemnified Persons (as defined in the Indemnification Agreement), equals the Cap (as defined in the Indemnification Agreement) (the "General Cap"), and shall have no liability pursuant to Section 10.2(a) and (b) for any Damages in excess of the General Cap. The Threshold Amount and General Cap shall not apply to any Damages with respect to the matters described in
Section 10.2 (c) and (d).

     (b) Buyer will have no liability for indemnification with respect to the matters described in Section 10.3(a) or (b) until the total of all Damages with respect to such matters exceeds the Threshold Amount. Once the total of all Damages under Section 10.3(a) and (b) reaches the Threshold Amount, Buyer shall be immediately liable for $100,000 and shall be liable for all further Damages with respect to the matters described in Section 10.3(a) and (b) until the total Damages paid by Buyer to the New Image Indemnified Persons pursuant to Section 10.3(a) and (b) equals the General Cap, and shall have no liability pursuant to
Section 10.3(a) and (b) for any Damages in excess of the General Cap. The Threshold Amount and General Cap shall not apply to any Damages with respect to the matters described in Section 10.3(c).

SECTION 10.5. Time Limitations.

     (a) If the Closing occurs, New Image will have no liability pursuant to
Section 10.2(a) or (b) unless on or before the first anniversary of the Closing Date a Buyer Indemnified Person notifies the Investor Representative of a claim for Damages specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer Indemnified Person, and New Image shall have no further liability pursuant to Section 10.2(a) or (b) for any later claims. Claims by a Buyer Indemnified Person pursuant to Section 10.2(c) and (d) may be made at any time.

     (b) If the Closing occurs, Buyer will have no liability pursuant to Section 10.3(a) or (b) unless on or before the first anniversary of the Closing Date a New Image Indemnified Person notifies Buyer of a claim for Damages specifying the factual basis of that claim in reasonable detail to the extent then known by the New Image Indemnified Person, and Buyer shall have no further liability pursuant to Section 10.3(a) or (b) for any later claims. Claims by a New Image Indemnified Person pursuant to Section 10.3(c) may be made at any time.

SECTION 10.6 Deduction for Amounts Recoverable from Other Sources.


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

     The amount of any Damages subject to indemnification under Section 10.2 or
Section 10.3 shall be calculated net of any amounts which have been previously recovered by an indemnified person under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside this Agreement), taking into account the cost to the indemnified person of recovering such amounts (such as retrospective premium adjustments and experience-based premium adjustments), and each indemnified person hereby covenants that it will not release any such collateral sources from any obligations they may have. In the event any such amounts recovered or recoverable under insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to Section 10.2 or 10.3, then the indemnified person shall pursue such insurance policies or collateral sources with reasonable diligence (unless the indemnified person determines that it is not in the indemnified person's best interests to do so, in which case the indemnified person shall permit the indemnifying person to pursue such recoveries on its behalf), and in the event it receives any recovery, the amount of such recovery shall be applied first, to reimburse the indemnified person for its unreimbursed out-of-pocket expenses (including reasonable attorneys' fees) expended in pursuing such recovery, second, to refund any payments made by the indemnifying person pursuant to this Article 10 which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the indemnified person. If the indemnified person fails or elects not to pursue any such insurance policies or collateral sources with reasonable diligence, then the indemnifying person shall have the right of subrogation to pursue such insurance policies or collateral sources and may take any reasonable actions necessary to pursue such rights of subrogation in its name or the name of the party from whom subrogation is obtained. The indemnified person shall reasonably cooperate with the indemnifying person to pursue a subrogation claim. Any recovery obtained by the indemnifying person shall be applied first, to reimburse the indemnifying person for its unreimbursed out-of-pocket expenses (including reasonable attorney's fees) expended in pursuing such recovery, second, to refund any payments made by the indemnifying person pursuant to Section 10.2 or 10.3 with respect to the Damages for which the collateral source was also responsible, and third, any excess to the indemnified person.

SECTION 10.7. Mandatory Set-Off.

     Upon notice to the Investor Representative specifying in reasonable detail the basis for such set off, Buyer shall set off any amount to which it or the other Buyer Indemnified Persons may be entitled under Section 10.2 against amounts otherwise payable under the Series A Five Year Notes and the One Year Notes. Such set off shall be allocated 40% to the holders of Series A Five Year Notes and 60% to the holders of the One Year Notes and shall, within each of the Series A Five Year Notes and One Year Notes, be pro rata among the holders thereof in accordance with the original aggregate principal amounts issued to each. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Series A Five Year Notes or the One Year Notes. The sole recourse of the Buyer and the other Buyer Indemnified Persons to recover amounts owed them pursuant to Section 10.2(a) and (b) shall be the set off right specified in this Section 10.7.

SECTION 10.8. Indemnification Procedures - Third Party Claims.

     (a) Promptly after receipt by an indemnified person of notice of the commencement of any Proceeding against it for which the indemnifying person may be liable pursuant to Section 10.2 or 10.3, such indemnified person will, if a claim is to be made against the indemnifying persons, give notice to the indemnifying person of the commencement of such claim, containing factual information (to the extent known) describing any asserted Damages in reasonable detail. Following delivery of such notice, the indemnified person shall, if requested by the indemnifying person, promptly provide copies of any notice and other documents received regarding such claim. The failure to notify the indemnifying person will not relieve the indemnifying party of any liability that it may have to any indemnified person, except to the extent that the indemnifying person demonstrates that the defense of such action is prejudiced by the indemnified person's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified person and it gives notice to the indemnifying person of the commencement of such Proceeding, the indemnifying person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) an indemnifying person is also a party to such Proceeding and the indemnified person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying person fails to provide reasonable assurance to the indemnified person of the financial capacity of the indemnifying persons to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified person and, after notice from the indemnifying person to the indemnified person of its election to assume the defense of such Proceeding, the indemnifying persons will not, as long as they diligently conduct such defense, be liable to the indemnified person under this
Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified person in connection with the defense of such Proceeding. If the indemnifying person assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding for which the indemnifying person has assumed the defense are within the scope of and subject to indemnification, (ii) no compromise or settlement of such claims may be effected by the indemnifying person without the indemnified person's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any indemnified person and no effect on any other claims that may be made against the indemnified person, (B) the sole relief provided is monetary damages for which the Indemnifying Parties are liable under this Agreement, and (C) such settlement or judgment includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified person of a written release from all liability in respect of such Proceeding; and (iii) the indemnified person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the indemnifying person of the commencement of any Proceeding and the indemnifying person does not, within twenty days after the indemnified person's notice is given, give notice to the indemnified person of its election to assume the defense of such Proceeding, the indemnifying persons will, subject to Section 10.8(d), be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified person.

     (c) Notwithstanding the foregoing, if an indemnified person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified person may, by notice to the indemnifying person, assume the exclusive right to defend, compromise, or settle such Proceeding, subject to
Section 10.8(d).

     (d) In no event will the indemnified person consent to the entry of any judgment with respect to, or otherwise settle any Proceeding without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld). The indemnifying persons shall have no liability with respect to any compromise or settlement effected without the prior written consent of the indemnifying person.

     (e) The parties hereto shall cooperate in the defense of any Proceeding and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

SECTION 10.9. Indemnification Procedures - Other Claims.

     A claim for indemnification for any matter not involving a third-party claim shall be asserted by notice to the indemnifying person.

SECTION 10.10. Investor Representative.

     New Image, by virtue of its execution of this Agreement, has irrevocably constituted and appointed GS Capital Partners II, L.P., a Delaware limited partnership, effective as of the Effective Time (together with such person's permitted successors, the "Investor Representative"), as its true and lawful agent and attorney-in-fact for purposes of the resolution of indemnity claims under Article 10 hereof, to exercise all or any of the powers, authority and discretion conferred on it under this Agreement, to give and receive notices on its behalf and to be its exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to the matters set forth in Article 10 of this Agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which any Buyer Indemnified Person may be entitled to indemnification pursuant to Article 10, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Investor Representative is authorized by this Agreement to act hereunder with the powers and authority provided for herein, as representative of New Image and its successors. The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement in the absence of its own gross negligence or willful misconduct. If the Investor Representative shall be unable or unwilling to serve in such capacity, the Investor Representative shall appoint its successor(s) to serve and exercise the powers of the Investor Representative hereunder.

                                   ARTICLE 11
                                  DEFINED TERMS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 11:

     "Applicable Contract" means any Contract (a) under which New Image or any of its Subsidiaries has or may acquire any rights, (b) under which New Image or any of its Subsidiaries has or may become subject to any obligation or liability, or (c) by which New Image or any of its Subsidiaries or any of the assets owned or used by them is or may become bound.

     "Buyer Guaranty" means the Guaranty by Buyer of Parent's obligations under the Series A Five Year Notes, One Year Notes and Three Year Notes attached hereto as Exhibit G.

     "Code" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Contract" means any binding agreement, commitment or instrument.

     "Directors and Officers Release" means the Directors and Officers Release in the form attached hereto as Exhibit H-1.

     "Dissenting Shares" means any shares of New Image Securities held by a holder which has exercised dissenters' rights for such shares in accordance with applicable Legal Requirements and which, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights.

     "Doctor Notes" means the Promissory Notes and Convertible Promissory Notes issued by New Image in connection with its acquisition of Allied Practices.

     "Doctor Release" means the Doctor Release in the form attached hereto as Exhibit H-3.

     "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising under Environmental Law or Occupational Safety and Health Law and consisting of or arising out of: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     "Environmental Law" means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) protecting resources, species, or ecological amenities; (e) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to national resources.

     "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with New Image within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with New Image under Section 414(o) of the Code, or is under "common control" with New Image, within the meaning of
Section 4001(a)(1) of ERISA.

     "Facilities" means any real property, leaseholds, or other interests in real property currently or formerly owned or operated by New Image, any of its Subsidiaries or the Allied Practices and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by New Image, any of its Subsidiaries or any of the Allied Practices.

     "Governmental Authority" means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "GS Investors" means GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Bridge Street Fund 1997, L.P., Stone Street Fund 1997, L.P., and Goldman, Sachs & Co. Verwaltungs GmbH.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

     "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Income Taxes" means (a) any Tax imposed by Subtitle A or F of the Code,
(b) any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income, and
(c) any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

     "Indemnification Agreement" means the Indemnification Agreement in the form attached hereto as Exhibit F.

     "Intellectual Property Assets" means the following insofar as they are owned, used or licensed by New Image or any of its Subsidiaries as licensee or licensor: (i) the name "New Image Orthodontic Group," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (ii) all patents, patent applications, and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; (v) all know-how, trade secrets, confidential information, customer lists, marketing, advertising and collateral materials (including materials directed to the public, orthodontists or patients and related photographs, film and other recorded media), manuals and protocols, software, internet web sites, internet domain names, technical information, data, process technology, plans, drawings and blue prints.

     "Investor Release" means the Investor Release in the form attached hereto as Exhibit H-2.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" of New Image with respect to any matter means the actual knowledge of Ronald B. Cooper, Edward P. Stahel III, Gerald L. Baxter, R. Mark Cronquist and Ronald Jacobe. "Knowledge" of Buyer with respect to any matter means the actual knowledge of Sam Westover, Paul H. Hayase and James C. Wilson.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Licenses" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise required by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects, assets, or condition (financial or otherwise) of New Image, (b) the prevention of, or a material delay or material impairment of, the ability of any party to consummate any of the transactions contemplated by this Agreement, or (c) a material reduction in the benefits expected to be realized by Buyer as a result of the consummation of the transactions contemplated by this Agreement.

     "Material Adverse Effect on Parent" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects, assets, or condition (financial or otherwise) of Parent, (b) the prevention of, or a material delay or material impairment of, the ability of any party to consummate any of the transactions contemplated by this Agreement or
(c) a material reduction in the benefits expected to be realized by New Image as a result of the consummation of the transactions contemplated by this Agreement.

     "New Image Securities" means the New Image Common Stock, the New Image Preferred Stock and the Zero Coupon Notes.

     "New Notes" means the One Year Notes, the Three Year Notes, the Series A Five Year Notes, the Series B Five Year Notes and, if issued, the Replacement Notes.

     "Note Repayment Amount" means the amount determined by subtracting (a) the aggregate principal amount of Doctor Notes at the Closing Date from (b) $13,609,992.48.

     "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "One Year Notes" means the one year notes attached to this Agreement as
Exhibit I.

     "Parent Guaranty" means the Guaranty by Parent of Buyer's obligations under the Series B Five Year Notes attached hereto as Exhibit J.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

     "Permitted Encumbrances" means (a) Encumbrances for taxes not yet due and payable or being contested in good faith by appropriate Proceedings, (b) easements, covenants, conditions and restrictions on real property of record,
(c) easements, covenants, conditions and restrictions on real


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

property not of record which cannot reasonably be expected to materially interfere with New Image's use of the affected property, (d) any zoning or other governmentally established restrictions or encumbrances on real property, (e) workers or unemployment compensation Encumbrances arising in the ordinary course of business, (f) mechanic's, materialman's, supplier's, vendor's or similar Encumbrances arising in the ordinary course of business securing amounts which are not delinquent, (g) railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs and (h) other imperfections of title, easements, covenants, conditions, restrictions or encumbrances, which individually or in the aggregate cannot reasonably be expected to materially interfere with New Image's use of the affected property.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

     "Practice Business Expenses" for any Allied Practice means "Practice Business Expenses" (or, if different, any similar term) as defined in such Allied Practice's Practice Management Agreement.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Series A Five Year Notes" means the five year notes in the form attached hereto as Exhibit K.

     "Series B Five Year Notes" means the five year notes in the form attached hereto as Exhibit L.

     "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.



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

     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Three Year Notes" means the three year notes in the form attached hereto as Exhibit M.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1. Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

     if to Buyer or Parent, to:

                  OrthAlliance New Image, Inc.
                  21535 Hawthorne Boulevard
                  Torrance, CA  90503
                  Attention:  General Counsel
                  Facsimile No.: (310) 792-1350

     if to New Image, to:

                  New Image Orthodontic Group, Inc.
                  2727 Paces Ferry Road, Suite 2-1750
                  Atlanta, Georgia  30339
                  Attention:  General Counsel
                  Facsimile No.: (770) 805-1697

     with a copy (which will not constitute notice for purposes of this Agreement) to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Paul M. Reinstein, Esquire
                              Richard A. Steinwurtzel, Esquire
                  Facsimile No.: (212) 859-8586

     if to the Investor Representative, to:

                  GS Capital Partners II, L.P.
                  85 Broad Street
                  New York, New York  10004
                  Attention:  Carla Skodinski
                  Facsimile No.: (212) 902-3000



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


or such other address or facsimile number as such party may hereafter specify for the purpose by written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this
Section 12.1 and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

SECTION 12.2. Amendments; No Waivers.

     (a) Any provision of this Agreement (including, without limitation, the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by New Image and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.3. Expenses.

     (a) In the event this Agreement is terminated pursuant to its terms, all Transaction Costs incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Transaction Costs. For purposes of this Agreement, "Transaction Costs" shall mean all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, legal, accounting, finders, broker's and financial advisory fees.

     (b) Buyer shall pay all Transaction Costs incurred by Buyer in connection with this Agreement and the transactions contemplated by this Agreement. In addition, following the Effective Time Buyer shall reimburse New Image for up to $100,000 of its Transaction Costs (including Transaction Costs paid by New Image prior to the Effective Time and excluding Transaction Costs incurred after the Effective Time), provided that New Image shall first provide Buyer with a reasonably detailed written request for such reimbursement, including copies of billing statements representing Transaction Costs. Any Transaction Cost either
(i) incurred by New Image on or before the Effective Time in excess of $100,000 or (ii) incurred by New Image after the Effective Time shall be the sole responsibility of New Image and shall be an Excluded Liability hereunder.

     (c) For purposes of this Agreement, the following costs shall not be Transaction Costs but shall instead be deemed to have been incurred and allocated among Buyer and Seller as follows:

          (i) All fees and expenses relating to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall be borne by Buyer;

          (ii) All fees and charges of Governmental Authorities in connection with the transfer, issuance or authorization of any License shall be borne by Buyer;

          (iii) All fees and charges to obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained by New Image from any third party necessary, proper or advisable to consummate the Transaction and the other transactions contemplated by this Agreement, including all consents identified or required to be identified on Schedule 3.4 to the New Image Disclosure Letter, shall be borne by New Image;

          (iv) All fees and charges to obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained by Buyer or Parent from any third party necessary, proper or advisable to consummate the Transaction and the other transactions contemplated by this Agreement, including all consents identified or required to be identified on Schedule 4.4 to the New Image Disclosure Letter, shall be borne by Buyer; and

          (v) All liabilities for Taxes in the nature of sales taxes incurred as a result of the sale of the Transferred Assets hereunder to Buyer shall be borne by New Image.

All such charges, fees and expenses shall be promptly settled between the parties at the Closing or upon termination or expiration of further proceedings under this Agreement, or with respect to such charges, fees and expenses not determined as of such time, as soon thereafter as is reasonably practicable.

SECTION 12.4. Successors and Assigns.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

SECTION 12.5. Governing Law.

     This Agreement shall be construed in accordance with and governed by the law of the State of Georgia, without regard to principles of conflicts of law.

SECTION 12.6. Jurisdiction.

     Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any state court sitting in the County of Los Angeles, California, or any federal court located in the Central District of the State of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.1 shall be deemed effective service of process on such party.

SECTION 12.7. Waiver of Jury Trial.

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.8. Counterparts; Effectiveness.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

SECTION 12.9. Entire Agreement.

     (a) This Agreement (including the Exhibits and Schedules hereto), the agreements contemplated hereby and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, including the Agreement and Plan of Merger, dated as of December 18, 1999, among Parent, OrthAlliance New Image, Inc., a Georgia corporation, and New Image, and the agreements entered into in connection therewith. Except as provided in Section 6.3, 6.5, 6.6 and 7.10, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     (b) Upon execution of this Agreement, the parties agree that the Agreement and Plan of Merger, dated as of December 18, 1999, among Parent, OrthAlliance New Image, Inc., a Georgia corporation, and New Image, shall be terminated by mutual agreement of the parties pursuant to Section 9.1(a)(i) thereof.

SECTION 12.10. Captions; References.

     The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References herein to "Sections," "Exhibits" and "Schedules" are to Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

SECTION 12.11. Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             ORTHALLIANCE, INC.


                                             By: /s/ SAM WESTOVER
                                             ----------------------------------
                                             Name: Sam Westover
                                             Title:  President


                                             ORTHALLIANCE NEW IMAGE, INC.


                                             By: /s/ SAM WESTOVER
                                             ----------------------------------
                                             Name: Sam Westover
                                             Title:  President


                                             NEW IMAGE ORTHODONTIC GROUP, INC.


                                             By:   /s/ E.P. STAHEL III
                                             ----------------------------------
                                             Name: E.P. Stahel III
                                             Title:  President




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